UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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FILENET CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 15, 2006

___________

The 2006 Annual Meeting of Stockholders of FileNet Corporation (the “Company”) will be held at 9:00 a.m. Pacific time, on June 15, 2006, at the Company’s headquarters, 3565 Harbor Boulevard, Costa Mesa, California 92626, for the following purposes:

1.             To elect four directors for the ensuing year or until the election and qualification of their respective successors;

2.             To approve an amendment to the Company’s Amended and Restated 2002 Incentive Award Plan, as amended (the “Incentive Plan”), which (i) increases the number of shares of Common Stock available for issuance under the Incentive Plan by an additional 1,500,000 shares, from 6,200,000 to 7,700,000 shares; (ii) increases the number of such shares that may be awarded as restricted stock, restricted stock units, deferred stock, performance awards and stock payments from 1,100,000 shares to 2,600,000 shares, an increase of 1,500,000 shares; (iii) expands the performance criteria that may be used in granting an Award intended to be “performance-based” compensation within the meaning of Section 162(m) of the Internal Revenue Code; (iv) revises the share replenishment provisions so that shares already owned by a participant tendered to pay the exercise price or associated tax withholding of an Award will not replenish the pool of available shares under the Incentive Plan, and the full number of shares granted as stock appreciation rights count against the available pool when the stock appreciation rights are settled on a net basis; and (v) revises the automatic equity awards provisions for non-employee directors to grant deferred stock with dividend equivalents rights rather than stock options upon a non-employee’s initial appointment to the Board and annually upon the director’s re-election to the Board.

3.             To ratify the appointment of Deloitte & Touche LLP as the independent accountants of the Company for its year ending December 31, 2006; and

4.             To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Only stockholders of record at the close of business on April 19, 2006, the record date, will be entitled to notice of, and to vote at, the 2006 Annual Meeting and any postponement or adjournment thereof.

By Order of the Board of Directors,

/s/ Philip C Maynard

Costa Mesa, California	Philip C. Maynard
May 4, 2006	Secretary

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. A POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. YOU MAY INSTEAD VOTE YOUR PROXY ELECTRONICALLY OR BY TELEPHONE. PLEASE REFER TO PAGE 2 OF THE FOLLOWING PROXY STATEMENT AND THE ENCLOSED VOTING FORM FOR VOTING INSTRUCTIONS AND FOR INFORMATION REGARDING REVOKING OR CHANGING A PROXY.

3565 Harbor Boulevard

Costa Mesa, California 92626

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD

JUNE 15, 2006

_________________

PROXY STATEMENT

_________________

The accompanying proxy is solicited on behalf of the Board of Directors of FileNet Corporation (the “Company”) for use at the Annual Meeting of Stockholders to be held at the Company’s headquarters, 3565 Harbor Boulevard, Costa Mesa, California 92626, on June 15, 2006 at 9:00 a.m. Pacific Time, and at any and all adjournments or postponements thereof (the “Annual Meeting”), for the purposes set forth herein and in the accompanying Notice of Annual Meeting.

Voting Rights and Outstanding Shares

Only holders of record of the approximately 42,011,509 shares of the Company’s Common Stock outstanding at the close of business on the record date, April 19, 2006, will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. On each matter to be considered at the Annual Meeting, each stockholder will be entitled to cast one vote for each share of the Company’s Common Stock held of record by such stockholder on April 19, 2006. Your shares may be voted at the Annual Meeting only if you are present in person or represented by a valid proxy.

All shares represented by each properly executed, unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. If the manner of voting is not specified in an executed proxy received by the Company, the proxy will be voted in favor of all four Director nominees and in favor of Proposals 2 and 3.

In order to constitute a quorum for the conduct of business at the Annual Meeting, a majority of the outstanding shares of the Common Stock of the Company entitled to vote at the Annual Meeting must be present or represented at the Annual Meeting. Pursuant to Delaware law, directors are elected by a plurality vote. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. The four nominees securing the most “in favor” votes are elected. The other matters submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matters. Abstentions may be specified on all proposals (except the election of directors), and will be counted as present for purposes of determining the existence of a quorum regarding the item on which the abstention is noted and will also be counted as a vote against such item for purposes of determining whether stockholder approval of that item has been obtained.

All votes will be tabulated by an inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Shares that are not voted by the broker who is the record holder of the shares because the broker is not instructed to vote and does not have discretionary authority to vote (i.e., Broker Non-Votes) and shares that are not voted in other circumstances in which proxy authority is defective or has been withheld, will be counted for purposes of establishing a quorum. The Company expects that brokers will have discretionary authority to vote on the election of directors and the ratification of accountants, but will not have discretionary authority to approve amendments to the Company’s Amended and Restated 2002 Incentive Award Plan, as amended (the “Incentive Plan”). Broker Non-Votes and other non-voted shares will not be deemed entitled to vote for purposes of determining whether stockholder approval of the proposed amendment to the Incentive Plan has been obtained and thus will have no effect on the outcome of such matter.

Voting Electronically via the Internet or by Telephone

If your shares are registered directly with the Company’s transfer agent, Computershare, you may vote your shares either via the Internet or by calling Computershare. Specific instructions for voting via the Internet or telephone are set forth on the proxy card provided. The Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. The Internet and telephone voting facilities will close at 11:59 p.m. E.S.T. on June 14, 2006. Stockholders who vote through the Internet should be aware that they may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers, and that these costs must be borne by the stockholder. Stockholders who vote by Internet or telephone need not return a proxy card by mail.

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible stockholders who receive a paper copy of the Annual Report and Proxy Statement the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP’s program, your voting form will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the voting instructions in the self-addressed postage paid envelope provided.

Revocability of Proxies

Any stockholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked by a stockholder of record by delivering a written notice of revocation to the Secretary of the Company, by presenting a later-dated proxy executed by the person who executed the prior proxy, or by attendance at the Annual Meeting and voting in person by the person who executed the proxy. Attendance at the Annual Meeting will not, by itself, revoke a proxy. If your shares are held in the name of a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other record holder. Please note that if your shares are held of record by a broker, bank or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from the record holder, your broker, bank or other nominee.

Solicitation

This proxy statement is being mailed to the Company’s stockholders on or about May 4, 2006. The total cost of this solicitation will be borne by the Company. In addition to use of the mails, proxies may be solicited by officers, directors and regular employees of the Company personally by telephone or oral communication who will not receive any additional payment for these services. The Company has also retained Georgeson Shareholder Communications, Inc. to assist it in solicitation of proxies, and has agreed to pay approximately $9,000 plus reimbursement of certain expenses for such services. In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting, and for 10 days prior to the Annual Meeting at FileNet Corporation, 3565 Harbor Boulevard, Costa Mesa, California 92626 between the hours of 9 a.m. and 4 p.m. local time.

Stockholder Proposals for 2007 Annual Meeting

It is currently contemplated that the Company’s 2007 Annual Meeting of Stockholders will be held on or about May 4, 2007. In the event that a stockholder desires to have a proposal considered for presentation at the 2007 Annual Meeting of Stockholders, and included in the proxy statement and proxy form used in connection with such meeting, the proposal must be forwarded in writing to the Corporate Secretary of the Company so that it is received no later than January 2, 2007. Any such proposal must comply with the requirements of the Company’s Bylaws and Rule 14a-8 promulgated under the Exchange Act.

If a stockholder, rather than including a proposal in the Company’s proxy statement as discussed above, commences his or her own proxy solicitation for the 2007 Annual Meeting of Stockholders or seeks to nominate a candidate for election or propose business for consideration at such meeting, the Company must receive notice of such proposal no later than February 4, 2007. Any such notice must comply with the requirements of the Company’s Bylaws. If the notice is not received by such date, it will be considered untimely under the Company’s Bylaws, and the Company will have discretionary voting authority under proxies solicited for the 2006 Annual Meeting of Stockholders with respect to such proposal, if presented at the meeting.

Proposals and notices should be directed to the attention of the Corporate Secretary, FileNet Corporation, 3565 Harbor Boulevard, Costa Mesa, California 92626.

Code of Ethics

The Company has adopted Values and Standards of Business Conduct (“Code of Ethics”) that applies to the Company’s officers, directors and employees. The Company’s Code of Ethics, as applied to the Company’s Chief Executive Officer, principal financial officers, principal accounting officer, controller and other senior financial officers, is intended to comply with the requirements of Section 406 of the Sarbanes-Oxley Act. A copy of the Code of Ethics will be provided without charge upon request to the Corporate Secretary, FileNet Corporation, 3565 Harbor Boulevard, Costa Mesa, California 92626. The Company intends to timely disclose any amendments to or waivers of certain provisions of the Company’s Code of Ethics applicable to the Company’s Chief Executive Officer, principal financial officers, principal accounting officer, controller and other senior financial officers on the Company’s website at www.filenet.com.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s stockholders are being asked to elect four directors for the ensuing year or until the election and qualification of their respective successors. Directors are elected at each Annual Meeting of Stockholders and hold office until their successors are duly elected and qualified at the next Annual Meeting of Stockholders. Pursuant to the Company’s Bylaws and a resolution adopted by a majority of the authorized number of directors, the authorized number of members of the Board of Directors has been set at four.

Based upon the recommendation of the Nominating/Corporate Governance Committee, the following persons have been nominated for re-election to the Board of Directors at this 2006 Annual Meeting of Stockholders.

NOMINEES FOR ELECTION AT THIS MEETING Name, Age, Principal Occupation or Position, and Directorships of Other Publicly Owned Companies	Year Became Director

Lee D. Roberts, 53, Chairman of the Board of the Company since December 2000 and Chief Executive Officer since April 1998. Mr. Roberts served as the Company’s President from May 1997 to October 2000 and as the Company’s Chief Operating Officer from May 1997 until April 1998. Mr. Roberts has also served as a director of the Company since May 1998. Prior to joining the Company in May 1997, Mr. Roberts was employed by IBM for more than 20 years, serving most recently as General Manager and Vice President, Worldwide Marketing and Sales for the Networking Division of IBM. Mr. Roberts also currently serves as a director of Noetix Software and Message Gate, Inc., both of which are not publicly traded companies.

1998
John C. Savage, 58, Managing Director and CEO of GP Technology Partners, an NASD member investment banking firm. From September 2001 to September 2005, Mr. Savage served as Managing Director of SVB/Alliant Partners, an investment-banking firm. Prior to the acquisition of Alliant Partners by Silicon Valley Bankshares in September 2001, Mr. Savage was a Managing Director of Alliant Partners. From 1990 to July 1998, Mr. Savage served as Managing Partner of Glenwood Capital Partners and Managing Director of its successor, Redwood Partners, LLC, both venture buy-out firms.	1982

Roger S. Siboni, 51, Independent Investor. Mr. Siboni served as Chairman of the Board of Epiphany, Inc. from July 2003 until its sale in October 2005. Mr. Siboni served as President, Chief Executive Officer and a director of Epiphany, Inc. from August 1998 to July 2003. From October 1996 to August 1998, Mr. Siboni was Deputy Chairman and Chief Operating Officer of KPMG Peat Marwick LLP, a member firm of KPMG International. From 1993 to October 1996, Mr. Siboni was Managing Partner of KPMG Peat Marwick LLP, Information, Communication and Entertainment practice. Mr. Siboni also currently serves as a director of Cadence Design Systems, Inc. and Dolby Laboratories.

1998
Theodore J. Smith, 76, Retired. Mr. Smith served as Chairman of the Board of the Company from its inception in 1982 until December 2000. Mr. Smith served as the Chief Executive Officer of the Company from its inception in 1982 to April 1998, and President of the Company from 1982 to May 1997. Mr. Smith was the Director of Intershop Communications, A.G. from April 1998 to July 2004.	1982

L. George Klaus served as a Director of the Company during 2005. Mr. Klaus resigned his position as a Director of the Company effective December 21, 2005. Mr. Klaus had served on the Company’s Board of Directors since 1998. Except as otherwise indicated, during the past five years, each of the nominees has held the same position with the same entities as listed above.

Required Vote for Approval and Recommendation of the Board of Directors

Directors will be elected by an affirmative vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Abstentions as to the election of directors will not affect the election of the candidates receiving the plurality of votes. Broker non-votes are not expected on the vote for directors; any broker non-votes would likely not affect the election of directors. Thus, the four nominees securing the largest number of votes will be elected as directors.

Unless instructed to the contrary, the shares represented by the proxies will be voted “FOR” the election of the four nominees named above as directors. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, the proxies will be voted for such other person or persons as may be designated by the Company’s Board of Directors. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL FOUR NOMINEES NAMED ABOVE.

Board Compensation and Benefits

Each director who is not an employee of the Company is reimbursed for actual expenses incurred in attending Board meetings. In addition, each non-employee director earned the following compensation for his Board service during 2005: (i) an annual retainer fee of $24,000; (ii) a fee of $3,000 for each Board meeting attended; and (iii) a fee of $2,000 for each Committee meeting attended that was not held on the same day as a Board meeting, as specified in the following table.

Name	Annual Retainer	Meeting Fees	Total Cash Compensation
John C. Savage	$24,000	$37,000	$61,000
Roger S. Siboni	$24,000	$43,000	$67,000
Theodore J. Smith	$24,000	$23,000	$47,000
L. George Klaus (1)	$24,000	$33,000	$57,000

(1) Mr. Klaus resigned from the Board effective December 21, 2005.

Pursuant to the Incentive Plan, each non-employee director is automatically granted options covering 25,000 upon his or her initial appointment or election to the Board and options covering 10,000 shares on the date of each annual meeting of stockholders, at which such director is re-elected to the Board. Each option has an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant and vests in four successive equal annual installments on the anniversary of the option grant date, subject to the optionee’s continued service on the Board. Each option has a maximum term of ten years measured from the grant date, subject to earlier termination following the optionee’s cessation of Board service. Accordingly, at the 2005 Annual Stockholders Meeting held on May 5, 2005, current non-employee directors, Messrs. Savage, Siboni and Smith each automatically received, upon their re-election to the Board, a stock option to purchase 10,000 shares of the Company’s Common Stock with an exercise price of $26.66 per share. If the stockholders approve the proposed amendment to the Incentive Plan, the non-employee directors will be automatically granted 4,000 shares of deferred stock with dividend equivalents rights (“Director Deferred Shares”) upon each director’s re-election to the Board, commencing with this Annual Meeting, instead of the automatic grant of options described above. The Director Deferred Shares granted at the Annual Meeting will be fully vested upon grant, but the issuance of the underlying shares of Common Stock will be deferred for about 120 days following the non-employee director’s termination of Board service. See “Proposal 2 – Approval of an Amendment to the Amended and Restated 2002 Incentive Award Plan.”

Meetings of the Board

The Board of Directors held seven meetings and met in four executive sessions of independent directors during the year ended December 31, 2005. The Chairman of the Nominating/Corporate Governance Committee presided over the executive sessions. In December 2005, Mr. Savage was appointed as Lead Director for 2006, and will preside for executive sessions during 2006. All of the Company’s directors attended or participated in at least 75% of the aggregate number of meetings of the Board of Directors. Each director attended at least 75% of the aggregate number of meetings of those Committees of the Board of Directors on which such person served, which were held during such period. It is expected that each Board member will attend the Annual Meeting of Stockholders; provided, however, that members may attend such annual meeting by telephone or video conference, if necessary, to mitigate conflicts. There was one member of the Board of Directors present at last year’s Annual Meeting of Stockholders.

The following table summarizes the number of meetings of the Board and its Committees during 2005:

	Board (1)	Audit Committee (1)	Compensation Committee	Nomination & Corporate Governance Committee
Meetings	7	9	7	4
Action by Unanimous Written Consent	4	1	3	1

(1) The Board met four times in executive sessions; and the Audit Committee met four times in executive sessions with the Company’s independent auditors.

Changes in Board Membership

Nasdaq Marketplace Rule 4350 requires that the Audit Committee be composed of three or more independent directors. Following Mr. Klaus’ resignation in December 2005, the Audit Committee was reduced to two independent directors. The Company notified the Nasdaq of its non-compliance with rule 4350; and the Nasdaq provided a letter to the Company acknowledging the non-compliance and confirming that the Company had a cure period in which to regain compliance lasting until the earlier of the Company’s next annual stockholders’ meeting or December 31, 2006. The Nominating/Corporate Governance Committee has engaged a recruiting firm to assist it with seeking one or more qualified candidates for membership on the Board and the Audit Committee. Pending selection and appointment of a qualified, independent individual to serve on the Company’s Board of Directors and Audit Committee, effective March 7, 2006, the Board appointed existing Board member Mr. Theodore Smith to serve on the Audit Committee. Mr. Smith served as the Company’s CEO from its inception until April 1998. Mr. Smith is an independent director in accordance with NASD rules and his appointment to the Audit Committee timely cures the Company’s prior non-compliance with Rule 4350. It is the intention of the Board that Mr. Smith will step down from the Audit Committee following the appointment of a qualified, independent successor.

Director Independence

In determining independence, the Board affirmatively determines whether a director has a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and is otherwise “independent” under the NASD rules. The Board annually reviews all commercial, familial and other relationships of each director and his family members in making its determination as to the independence of its directors. Applying these standards, the Board determined that each of Messrs. Klaus, Savage, Siboni and Smith qualified as independent directors.

Committees of the Board of Directors

The Board of Directors currently has a standing Audit Committee, a Compensation Committee, and a Nominating/Corporate Governance Committee. Committee assignments are re-evaluated annually by the Nominating/Corporate Governance Committee who makes recommendations regarding Committee assignments for approval by the Board of Directors. The Board also has a Special Stock Option Committee, which grants stock options to eligible individuals and non-executive officers under specified guidelines in concurrent authority with the Compensation Committee.

Audit Committee. The Audit Committee currently consists of three directors, Messrs. Savage, Smith and Siboni, with Mr. Savage serving as the Chairman. Mr. Klaus was a member of the Audit Committee during 2005 until his resignation in December 2005. Mr. Smith was added to the Audit Committee in March 2006. Each of Messrs. Savage, Smith, Siboni and Klaus have been determined by the Board to be independent (as defined in NASD Rule 4200(a)(15) and under U.S. Securities and Exchange Commission (“SEC”) Rule 10A-3 and otherwise consistent with the standards for independence described above). The Board of Directors has also determined that each of Messrs. Savage, Smith and Siboni qualify as Audit Committee financial experts and are financially sophisticated within the meaning of SEC Regulation S-K, Item 401(h) and NASD Rule 4350. The Audit Committee meets at least quarterly with the Company’s management and independent accountants.

The Board of Directors of the Company adopted an Audit Committee charter in December 2000. The Committee reviews its charter annually. The Board of Directors amended the charter in July 2003, and further amended the charter in April 2004 and October 2005. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix B, and also appears on the Company’s website at www.filenet.com. The Audit Committee’s responsibilities include, but are not limited to, (i) selecting the Company’s independent public accountants; (ii) reviewing the scope and results of the audit engagement with the independent public accountants and management; (iii) reviewing the adequacy of the Company’s internal accounting control procedures; (iv) reviewing the independence of the independent public accountants; and (v) reviewing the range of audit and non-audit fees charged by the independent public accountants.

Compensation Committee. The Compensation Committee consists of at least two independent directors of the Company. During most of 2005, Messrs. Siboni and Klaus comprised the Compensation Committee, with Mr. Klaus serving as the Chairman until December 21, 2005, when he resigned from the Board of Directors. Thereafter, Mr. Savage was appointed to the Compensation Committee and Mr. Siboni served as Chairman through the end of 2005, as well as currently. The Board of Directors has determined that each of Messrs. Klaus, Siboni and Savage qualified as independent directors of the Company during their tenure on the Compensation Committee in 2005.

The Board of Directors of the Company adopted a Compensation Committee Charter in December 2003. The Committee reviews its charter annually. The Board of Directors made revisions to the charter in December 2004 and also in October 2005. A current copy of the Compensation Committee charter is available for viewing on the Company’s website at www.filenet.com.

The Compensation Committee’s responsibilities include, but are not limited to, (i) reviewing and approving, at least annually, the compensation policy for the Company’s executive officers; (ii) reviewing and approving all forms of compensation to be provided to the Company’s Chief Executive Officer and other executive officers including (a) salary and bonus, (b) all stock option, restricted stock and other plan compensation, (c) all employment agreements and severance and change of control arrangements, and (d) all non-cash compensation; (iii) producing an annual report on executive compensation for inclusion in the Company’s annual proxy statement, in accordance with applicable rules and regulations; (iv) reviewing and approving corporate goals and objectives relating to the compensation of the Chief Executive Officer and other executive officers, and evaluating the performance of these officers in light of those goals and objectives; (v) reviewing and approving the Company’s benefit plans and perquisites that apply to executive officers and making recommendations to the Board of Directors; (vi) making awards under and acting as administrator of the Company’s 1995 Stock Option Plan, as amended, the 1998 Employee Stock Purchase Plan, as amended, and the Incentive Plan; (vii) reviewing the amount and composition of director compensation in relation to the goals of the Company, and making recommendations to the Board of Directors; (viii) reviewing and evaluating, at least annually, the performance of the Compensation Committee and its members, including the compliance of the Compensation Committee with its charter; and (ix) performing other related functions upon request of the Board of Directors.

Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee currently consists of Messrs. Savage and Siboni with Mr. Siboni serving as the Chairman, both deemed independent under NASD rules. Until December 2005, Mr. Smith and Mr. Klaus also served as members of this Committee. The Committee was reconstituted following Mr. Klaus’ resignation in December 2005.

The Board of Directors of the Company adopted a Nominating/Corporate Governance Committee Charter in February 2004. The Nominating/Corporate Governance Committee adopted a set of corporate governance guidelines that address the composition of the Board, orientation and continuing education of the Board, Board meetings, Board Committees, management succession, Board self-evaluation and expectation of directors. Each year, the Committee reviews its charter and the corporate governance guidelines. Most recently, the Board reviewed and updated the Committee’s charter and the corporate governance guidelines in October 2005. The Nominating/Corporate Governance Committee charter and the corporate governance guidelines are available on the Company’s website at www.filenet.com.

The Nominating/Corporate Governance Committee is responsible for, among other things: (i) identifying individuals who are qualified to be members of the Board of Directors and selecting or recommending that the Board select the nominees for directorships; (ii) developing and recommending to the Board of Directors a set of corporate governance principles applicable to the Company; (iii) establishing the criteria and procedures for selecting new directors; (iv) overseeing the process for evaluating the Board of Directors and management; and (v) reviewing and evaluating, at least annually, the performance of the Nominating and Corporate Governance Committee and its members, including the compliance of the Nominating and Corporate Governance Committee with its charter.

The Nominating/Corporate Governance Committee reviews each existing director whose term is set to expire and considers the following in determining whether to recommend the re-election of that director: (i) the director’s overall effectiveness; and (ii) whether changes in employment status, health, community activity or other factors may impair the director’s continuing contributions to the Board.

The Nominating/Corporate Governance Committee will consider recommendations for director nominations by stockholders who have held the Company’s Common Stock for at least one year and who hold a minimum of 1% of the Company’s outstanding voting securities. All recommendations should be submitted to the Nominating/Corporate Governance Committee care of the Company’s Secretary. The stockholder must submit a detailed resume of the candidate and an explanation of the reasons why the stockholder believes this candidate is qualified for service on the Company’s Board. The stockholder must also provide such other information about the candidate that would be required by the SEC rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any relationships, arrangements or undertakings between the stockholder and the candidate regarding the nomination or otherwise. The stockholder must also submit proof of Company stockholdings. All communications are to be directed to the Chairperson of the Nominating/Corporate Governance Committee, care of the Corporate Secretary, FileNet Corporation, 3565 Harbor Boulevard, Costa Mesa, California 92626. Recommendations received after 120 days prior to the mailing of the proxy will likely not be considered timely for consideration at that year’s annual meeting.

Factors considered by the Nominating/Corporate Governance Committee in determining whether a candidate is qualified to serve on the Board include, but are not limited to: (i) personal qualities and characteristics, accomplishments and reputation in the business community; (ii) current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business; (iii) ability and willingness to commit adequate time to the Board and Committee matters; (iv) experience in corporate management such as prior service as an officer or director of a publicly held company; (v) general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company; (vi) the fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company; (vii) diversity of viewpoints, background and experience; and (viii) leadership. The Nominating/Corporate Governance Committee applies the same criteria to nominees recommended by stockholders as to new candidates recommended by the Nominating/Corporate Governance Committee.

In January 2006, the Nominating/Corporate Governance Committee engaged a recruiting firm to assist it with seeking one or more qualified candidates for membership on the Board and the Audit Committee. The recruiting firm is working with the Committee to identify the characteristics, experience and expertise that may be most valuable to the Board and to identify qualified candidates for Committee consideration.

The Company’s Bylaws allow stockholders entitled to vote in the election of directors to submit nominations for the election of directors. Nominations must be forwarded in writing to the Corporate Secretary of the Company so that the nomination is received no later than 90 days prior to the annual meeting. In the event less than 100 days notice of the date of the meeting is given to stockholders, notice must be received no later than the tenth day following the day on which notice of the meeting is given. Each notice must set forth (i) the name and address of the stockholder and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Company; (iii) a description of all arrangements or understandings between the stockholder and each nominee; (iv) other information regarding each nominee as is required to be disclosed in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by the Board of Directors; and (v) the consent of each nominee to serve as a director of the Company if elected. Please refer to the Company’s Bylaws for complete information. Notices should be directed to the attention of the Corporate Secretary, FileNet Corporation, 3565 Harbor Boulevard, Costa Mesa, California 92626.

Special Stock Option Committee. In December 1999, the Board of Directors granted Mr. Roberts separate but concurrent authority with the Compensation Committee to make discretionary option grants to eligible individuals, other than executive officers and Board members, subject to a limitation of 20,000 shares per individual employee grant, that are to be made no more than once per calendar month, on the first market trading day of each month, and otherwise must comply with the terms and conditions of the Incentive Plan and the form of option agreement approved by the Compensation Committee. Mr. Roberts acted under this authority on eight occasions during 2005.

Communications with the Board of Directors

The Board believes management speaks for the Company. Inquiries from institutional investors, the media, employees and others should be referred to the Chief Executive Officer or other appropriate officers of the Company, who may forward such materials to members of the Board as they deem appropriate. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies of the Company, but the Board expects that this would be done only with its concurrence or that of management.

PROPOSAL 2

APPROVAL OF AMENDMENT NO. 2 TO THE

AMENDED AND RESTATED 2002 INCENTIVE AWARD PLAN

The Company’s stockholders are being asked to approve an amendment to the Amended and Restated 2002 Incentive Award Plan, as amended (the “Incentive Plan”). The Incentive Plan was adopted by the Board of Directors on March 28, 2002, became effective on May 22, 2002, was subsequently amended and restated and approved by the stockholders of the Company on May 7, 2004, and amended again with stockholder approval on May 5, 2005. On March 7, 2006, the Board approved an amendment to the Incentive Plan, subject to stockholder approval at this Annual Meeting, which provides for:

(i)	An increase of the total number of shares of Common Stock available for issuance thereunder by an additional 1,500,000 shares, from 6,200,000 shares to 7,700,000 shares;
(ii)

An increase of the number of such shares that may be awarded as Restricted Stock, Restricted Stock Units, Deferred Stock, Performance Awards and Stock Payments (collectively “Full Value Awards”) from 1,100,000 shares to 2,600,000 shares, an increase of 1,500,000 shares;

(iii)

Expansion of the Performance Criteria used from time to time under the Incentive Plan, for the purpose of qualifying certain awards as “performance-based” compensation under Section 162(m) of the Internal Revenue Code;

(iv)

Revision of the share replenishment provisions so that shares already owned by a participant tendered to pay the exercise price or associated tax withholding of an award will not replenish the pool of available shares under the Incentive Plan, and the full number of shares granted as stock appreciation rights will count against the available pool when the stock appreciation rights are settled on a net basis;

(v)

Revision of the automatic grant provisions for non-employee directors, to provide for the automatic grant of 8,000 shares of deferred stock with dividend equivalents rights (“Director Deferred Shares”) to newly appointed non-employee directors rather than 25,000 stock options, and to provide for the automatic grant of 4,000 Director Deferred Shares annually to each non-employee director upon his or her re-election to the Board, commencing with this Annual Meeting, rather than 10,000 stock options, and to provide that the shares of Common Stock underlying the Director Deferred Shares will not be issued to the non-employee director for about 120 days following such person’s termination from service on the Board.

As of March 31, 2006, without giving effect to the proposed amendment to the Incentive Plan, and without giving effect to the 940,000 Performance RSU’s that will vest based on the Company’s financial performance in fiscal 2007 and 2008, 1,897,469 shares of Common Stock remain available for grant under the Incentive Plan, of which 362,500 shares remain available for grant as Full Value Awards. In March 2006, the Compensation Committee granted 1,410,000 Performance Restricted Stock Units that vest and become issuable as shares of Common Stock based on the financial performance of the Company in fiscal 2006, fiscal 2007 and fiscal 2008 (the “Performance RSUs”). Due to the limitations in the Incentive Plan in effect prior to the proposed amendment, regarding the number of Full Value Awards that may be granted, the Performance RSUs attributable to the Company’s financial performance in fiscal 2007 and fiscal 2008, representing two thirds or 940,000 of the Performance RSUs, have been granted subject to stockholder approval of this Proposal 2. See “2006 Performance Based Equity Award Program.” The foregoing number of available Full Value Awards (362,500) does not give effect to the proposed amendment and does not give effect to the 940,000 Performance RSUs that vest based on the Company’s financial performance in fiscal 2007 or fiscal 2008.

Purposes of the Amendment

Approval of the amendment allows the Company to continue to provide eligible employees of the Company and it participating affiliates with the opportunity to acquire a proprietary interest in the Company through participation in a comprehensive equity incentive program, thereby better aligning the interests of the employees with stockholders and increasing employee retention. This program recently has included long-term awards that vest based solely on the financial performance of the Company, which the Committee believes is in the best interests of the Company and its stockholders as it induces the employee to maximize efforts on the Company’s behalf. In order to better align the interests of non-employee directors with the interests of the Company’s stockholders and to promote long-term stock ownership by non-employee directors, in March 2006, the Compensation Committee recommended, and the Board of Directors approved subject to stockholder approval, the automatic grant of Deferred Stock units instead of the automatic grant of options.

2006 Performance Based Equity Award Program

In July, 2005, the Compensation Committee engaged an independent executive compensation consulting firm to assist the Committee with structuring an executive equity participation program that would motivate and reward management to achieve both long-term revenue growth and operating income performance goals and bolster the retention power of the Company’s executive compensation programs.

In March 2006, the Compensation Committee approved a three year program of awards of performance restricted stock units with dividend equivalents rights (“Performance RSUs”) to the Company’s executive officers and other key executives. The Performance RSUs represent rights to receive shares of the Company’s Common Stock on a one-for-one basis for each vested Performance RSU. One third of each award (an “Annual Tranche”) is eligible for vesting based upon achievement of targeted Company financial performance goals in each of 2006, 2007 and 2008. Vesting of Performance RSUs will be earned based upon the Company’s actual performance in comparison to two pre-established targeted performance goals. The performance goals for each year consist of achievement of targeted year-over-year revenue growth and targeted operating income metrics, and are equally weighted. Targeted performance is divided into 4 thresholds. A participating officer could earn vesting of 15% of an Annual Tranche if the minimum threshold targets for each performance goal is achieved, 40% vesting of the Annual Tranche if the second threshold targets are achieved for both performance goals, up to 75% vesting of the Annual Tranche if the third threshold targets are achieved for both performance goals and 100% vesting of an Annual Tranche if the maximum, stretch targeted threshold for both performance goals for the applicable year are achieved. The minimum threshold level at which both performance goals have been achieved determines the level of Performance RSU vesting. No Performance RSUs in a given Annual Tranche will vest if the minimum threshold targets for both of the performance goals have not been achieved. The Compensation Committee will determine at the end of each fiscal year the extent to which the performance goals for that fiscal year have been achieved and the resulting number of Performance RSUs in the Annual Tranche that will vest based on such performance. The Committee has retained the right to exercise negative discretion with respect to the Performance RSUs that otherwise would vest, by establishing heightened performance targets for thresholds 2, 3 and 4 for each of 2007 and 2008 Annual Tranches, or by otherwise reducing the number of Performance RSUs that vest.

All Performance RSUs in each Annual Tranche that do not vest are forfeited and do not carry forward to future years. No Performance RSUs will vest for a participant who is not employed through the end of the applicable fiscal year. Notwithstanding the foregoing, upon a change in control, the Performance RSUs allocated to tiers 1, 2 and 3 for each of the remaining performance periods shall vest in full automatically and the Performance RSUs allocated to tier 4 for each of the remaining performance periods will be automatically cancelled and forfeited.

The shares of Common Stock underlying the vested Performance RSUs will be issued upon or shortly after vesting, or, to the extent timely elected by the executive, following termination of the executive’s service with the Company. Upon such issuance, the executive will also be entitled to any dividends that were paid with respect to shares of the Company’s Common Stock from the grant date of the Performance RSUs through the stock issuance date, payable only with respect to the actual shares issued to the executive as a result of the vesting of Performance RSUs, and payable in cash or shares of the Company’s Common Stock at the election of the Company.

The following lists the Performance RSUs granted to each of the Named Executive Officers, the executive officers as a group, and the non-executive officers as a group. Please note that two-thirds of the awards, or those allocated to the 2007 and 2008 Annual Tranches, are subject to stockholder approval of this Proposal 2. If the stockholders do not approve this Proposal 2, the 940,000 Performance RSUs in the Annual Tranches allocated to fiscal 2007 and fiscal 2008, as specified below, will be automatically cancelled and forfeited without any consideration to the participant. If the stockholders do not approve this Proposal 2, the Performance RSUs in the Annual Tranche allocated to fiscal 2006 will be unaffected.

Officer or Group	Total RSUs Granted	Value of RSUs Granted (1)	RSUs in each Annual Tranche	RSUs subject to stockholder approval	Value subject to stockholder approval (1)
Lee D. Roberts, Chief Executive Officer, Chairman of the Board and Director	270,000	$ 6,906,600	90,000	180,000	$ 4,604,400
Ron L. Ercanbrack, President and Executive Vice President, Worldwide Sales	165,000	4,220,700	55,000	110,000	2,813,800
Sam M. Auriemma, Executive Vice President and Chief Financial Officer	165,000	4,220,700	55,000	110,000	2,813,800
Martyn D. Christian, Executive Vice President and Chief Marketing Officer	105,000	2,685,900	35,000	70,000	1,790,600
Philip C. Maynard Senior Vice President, Chief Legal Officer, Secretary	30,000	767,400	10,000	20,000	511,600
L. Kim Poindexter Senior Vice President, Development	105,000	2,685,900	35,000	70,000	1,790,600
Executive Officers as a group	840,000	21,487,200	280,000	560,000	14,324,800
Non-Executive Directors as a group	-	-	-	-	-
Non-Executive Officers as a group	570,000	14,580,600	190,000	380,000	9,720,400

Total	1,410,000	$ 36,067,800	470,000	940,000	$ 24,045,200

(1)	Based on the average of the high and low sales price ($25.58) of a share of Common Stock on March 9, 2006, the date of grant, multiplied by the number of Performance RSUs.

Incentive Plan Summary

The following is a summary of the principal features of the Incentive Plan, as proposed to be amended. The summary, however, does not purport to be a complete description of all the provisions of the Incentive Plan. The text of Amendment No. 2 to the Incentive Plan is attached as Appendix A the (“Amendment”). Copies of the Incentive Plan are available upon request from the Corporate Secretary, FileNet Corporation, 3565 Harbor Boulevard, Costa Mesa, California 92626. We encourage you to read the Incentive Plan and Amendment carefully.

General Nature of the Amended Incentive Plan

The principal purposes of the Incentive Plan are to provide incentives for key employees, non-employee directors and consultants of the Company and its subsidiaries to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock, and to obtain and retain the services of such individuals who are considered essential to the long-range success of the Company through the grant or issuance of options, restricted stock, restricted stock units, stock appreciation rights, performance awards, dividend equivalents, deferred stock and stock payments (collectively, “Awards”).

Shares Reserved

Under the Incentive Plan, the aggregate number of shares of Common Stock that may be issued upon the exercise of options or any other Award is 7,700,000, which includes the increase of 1,500,000 shares for which stockholder approval is sought under this proposal.

The following table summarizes, with respect to the Incentive Plan, as of March 31, 2006: (i) the total number of shares authorized for issuance; (ii) the number of shares that have been exercised or are otherwise no longer outstanding or available for future award; (iii) the number of shares covered by outstanding awards; (iv) the number of shares that remain available for award; and (v) the portion of the remaining shares that may be issued as Full Value Awards, in each case both before and after giving effect to the proposed Amendment.

	Total Shares in Plan	Previously Exercised or Issued(1)	Outstanding Awards (2)	Total Shares Available for Future Awards	Shares Available for Future Full Value Awards (3)
Before Amendment	6,200,000	846,575	4,395,956	957,469	(577,500)
After Amendment	7,700,000	846,575	4,395,956	2,457,469	922,500

(1)	Includes 267,500 outstanding restricted stock awards.

(2)   Includes vested and unvested options outstanding. Also includes 1,410,000 Performance RSU Awards granted in March 2006 as described under “Purpose and 2006 Award Program” above.

(3)   Includes 940,000 Awards, representing that portion of the Performance RSUs Awarded in March 2006 and eligible for vesting in 2007 and 2008, which Awards will be cancelled if the Amendment is not approved by the stockholders.

The Incentive Plan limits the number of Awards that may be granted to any one individual during any calendar year to 400,000 shares and the amount of any cash paid performance Awards is limited to $750,000 per employee during any calendar year.

On March 31, 2006, the average of the high and low price of a share of the Company’s Common Stock on the Nasdaq Stock Market was $27.11.

The shares of Common Stock available for issuance under the Incentive Plan may be either previously authorized and unissued shares or treasury shares. The Incentive Plan provides for appropriate adjustments in the number and kind of shares subject to the Incentive Plan and to outstanding Awards thereunder in the event of a stock split, stock dividend and certain other types of transactions. Without giving effect to the Amendment, the Incentive Plan provides that the following shares will be available for future issuance under the Incentive Plan: (i) shares subject to expired, exchanged or canceled options; (ii) shares subject to restricted stock or other Awards which are forfeited by the Participant or repurchased by the Company; (iii) shares subject to Awards which terminate without payment being made; and (iv) shares delivered by the Participant or withheld by the Company upon exercise or purchase of any Award in payment of the exercise or purchase price of such Award or any related tax-withholding obligation. The proposed Amendment will modify the share replenishment provisions such that shares delivered by a Participant in payment of the exercise or purchase price of such Award or any related tax-withholding obligation (described in item (iv) above) will not be available for future issuances under the Incentive Plan, and the full number of shares granted as stock appreciation rights will count against the available pool when the stock appreciation rights are settled on a net basis.

Administration

The Incentive Plan is generally administered by the Compensation Committee, consisting of at least two members of the Board who are both “non-employee” directors for purposes of Rule 16b-3 of the Exchange Act and “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). However, with respect to grants under the Incentive Plan to non-employee directors, the Board as a whole shall administer the Incentive Plan. The Compensation Committee, however, has the power to delegate authority for administration of the Incentive Plan as to Awards made to certain employees to a Committee comprised of one or more of the Company’s executive officers. The Committee, the subcommittee and the Board are collectively referred to as the “Administrator” herein.

The Administrator is authorized to determine the individuals who will receive Awards (the “Participants”), when they will receive Awards, the number of shares to be subject to each Award, whether options are to be incentive stock options or non-qualified stock options and whether an Award is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Internal Revenue Code; the price of the Awards granted, payment terms, payment method, vesting requirements, including any specific performance goals and any Performance Criteria (as defined) to be used, any vesting acceleration provisions and the expiration date applicable to each Award. The Administrator is also authorized to adopt, amend and rescind rules relating to the administration of the Incentive Plan.

Eligibility

Awards under the Incentive Plan may be granted to employees of the Company or any of its present or future subsidiaries, consultants to the Company and non-employee directors. More than one Award may be granted to an employee, consultant or non-employee director. As of March 31, 2006, the five executive officers, the three non-employee Board members and approximately 1775 other employees and consultants were eligible to participate in the Incentive Plan.

Awards Under the Incentive Plan

The Incentive Plan provides that the Administrator may grant options (both incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code and options that do not qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code (“NSOs” or “non-qualified options”), restricted stock and other Awards. Each Award grant will be set forth in both a notice of grant and option agreement with the person receiving the Award and will indicate the type, terms and conditions of the Award.

For purposes of the Incentive Plan, “fair market value” means the average of the high and low selling prices of a share of Common Stock as of a given date.

Nonqualified Stock Options. Nonqualified Stock Options provide for the right to purchase Common Stock at a specified price which may not be less than 100% of the fair market value of the Company’s Common Stock on the date of grant. NSOs usually will become exercisable (at the discretion of the Committee) in one or more installments after the grant date. NSOs may be granted for any term not exceeding ten years after the grant date, as specified by the Administrator.

Incentive Stock Options. Incentive Stock Options will be designed to comply with the provisions of the Internal Revenue Code and will be subject to certain restrictions contained in the Internal Revenue Code. Among such restrictions, ISOs must have an exercise price not less than 100% of the fair market value of a share of Common Stock on the date of grant, may only be granted to employees, must expire within a specified period of time following the optionee’s termination of employment, and must be exercised within ten years after the date of grant; but may be subsequently modified to disqualify them from treatment as ISOs. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of stock of the Company, the Incentive Plan provides that the exercise price must be at least 110% of the fair market value of a share of Common Stock on the date of grant and the ISO must expire no later than the fifth anniversary of the date of its grant. The aggregate fair market value (determined at the time of grant) of shares with respect to which an ISO (as defined herein) is first exercisable by an optionee (i.e., “vests”) during any calendar year cannot exceed $100,000.

Restricted Stock and Restricted Stock Units. Restricted stock may be sold to Participants at various prices or granted in connection with the performance of services and made subject to such conditions and restrictions as may be determined by the Administrator. Restricted stock, typically, may be repurchased by the Company at the original purchase price or otherwise be subject to forfeiture if the conditions or restrictions are not met. Restricted stock Units are granted in connection with the performance of services and made subject to such conditions and restrictions as may be determined by the Administrator. Restricted stock units are subject to forfeiture if the conditions or restrictions are not met. In general, restricted stock and restricted stock units may not be sold, or otherwise transferred or hypothecated, until all restrictions are removed or expire. The Incentive Plan provides that the minimum period as to which all restrictions may lapse and the Award vests in full (e.g. after all installments have vested) shall be three years, except for Awards that are intended to be “performance-based” compensation under Section 162(m) of the Internal Revenue Code or are otherwise subject to satisfaction of performance criteria or individual performance (other than the passage of time) the minimum performance period with respect to which all restrictions may lapse and the Award vests in full shall be one year. Holders of restricted stock will have voting rights and will receive dividends prior to the time the restrictions lapse. Holders of restricted stock units, however, will not have voting rights nor have other rights as a stockholder, unless otherwise provided by the Administrator.

To the extent that the Administrator determines that it is desirable for a grant of restricted stock or restricted stock units to qualify as “performance based” compensation under Internal Revenue Code Section 162(m), such grant of shall be subject to vesting upon attainment of performance goals, which are pre-established by the Administrator based on the Performance Criteria set forth in the Incentive Plan. The proposed amendment to the Incentive Plan expands the definition of “Performance Criteria” so as to provide the Administrator improved flexibility in establishing performance goals.

Stock Appreciation Rights. A Stock Appreciation Right (“SAR”) may be granted in connection and simultaneously with the grant of an option, or with respect to a previously granted option, or independent of an option. The Administrator determines the terms and conditions of an SAR. A coupled SAR is related to a particular option, is granted for no more than the number of shares subject to the simultaneously or previously granted option, and is exercisable only when and to the extent that the Participant may exercise the related option. An independent SAR is unrelated to any option, and has terms (including the number of shares of Common Stock covered and the vesting installments) that are set by the Administrator. Payment for SARs may be in cash, Common Stock or a combination of both, as determined by the Administrator.

Deferred Stock. Deferred Stock may be awarded to Participants, typically without payment of consideration, but subject to vesting conditions based upon a vesting schedule or performance criteria established by the Administrator. Unlike restricted stock, deferred stock will not be issued until the deferred stock award has vested, and recipients of deferred stock generally will have no voting or dividend rights prior to the time the vesting conditions are satisfied.

Performance Awards. The value of a Performance Award may be linked either to the Performance Criteria specified in the Incentive Plan or to any other performance criteria determined appropriate by the Administrator. In making such determinations, the Administrator considers, among other factors, the Participant’s contributions, responsibilities and other compensation received. The maximum amount of cash bonuses that may be paid as a Performance Award is limited to $750,000 per calendar year per person.

Dividend Equivalents. Dividend Equivalents are based on the dividend declared on the Company’s Common Stock and are credited as of dividend payment dates, as specified in the Incentive Plan. Such Dividend Equivalents are converted to cash or additional shares of the Company’s Common Stock by such formula, at such time and subject to such limitations as may be determined by the Administrator.

Stock Payments. The number of shares for Stock Payments awarded under the Incentive Plan is determined by the Administrator and may be linked to the market value, book value, net profits or other measure of the value of Common Stock or other specific Performance Criteria determined to be appropriate by the Administrator.

Automatic Grant of Awards to Non-employee Directors. The Amendment would eliminate the automatic grant of NSOs covering 10,000 shares to non-employee directors on the date of each annual meeting of stockholders at which the non-employee director is re-elected to the Board, and the automatic grant of NSOs covering 25,000 shares to each new non-employee director upon his or her initial election or appointment to the Board, with each such option grant vesting in equal annual installments of 25% from the date of grant, subject to accelerated vesting upon the happening of certain events including any change in control or corporate transactions (as defined). In its place, the Amendment provides for the automatic grant of 8,000 shares of deferred stock with dividend equivalents rights (“Director Deferred Shares”) upon the director’s initial appointment or election to the Board, 25% of which will become non-forfeitable or vested for each year of service on the board thereafter served (with any initial partial period in excess of six months following the grant date counting as a year of Board service). Each non-employee director will also automatically receive 4,000 Director Deferred Shares each year upon his or her re-election to Board (provided the director has at least 6 months service on the Board since the date of his or her initial appointment). The annual grant of Director Deferred Shares is fully vested on the date of grant. The shares of Common Stock underlying the initial and annual grant of Director Deferred Shares will not be issuable to the director until on or about 120 days following the director’s termination from service on the Board. The Board may also grant options or other Awards to non-employee directors from time to time, on such terms as the Board deems appropriate.

Performance Criteria. The Incentive Plan presently provides that performance goals upon which awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code may be based upon the specified Performance Criteria. In order to provide the Administrator improved flexibility in setting performance goals, the proposed amendment to the Incentive Plan will modify the definition of Performance Criteria to include the following business criteria with respect to the Company, any Subsidiary or any division or operating unit: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, gross or new sales or revenue, net income (either before or after taxes), operating income or earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, return on net assets, return on stockholders’ equity, return on assets, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, cost reductions or savings, funds from operations, customer satisfaction, working capital, earnings per share, price per share of Common Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group, each as determined in accordance with generally accepted accounting principles or subject to such adjustments as may be specified by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects. The Administrator, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of performance targets for a performance period in order to prevent the dilution or enlargement of the rights of participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

Payment for Shares

The exercise price for all options may be paid in full in cash or by an irrevocable instruction to a broker to exercise the option and timely deliver to the Company sufficient funds to pay the exercise price and any tax withholding obligations resulting from such exercise. In addition, the exercise price may be paid, if permitted by the Committee in its discretion (i) by delay in payment for up to 30 days, (ii) by delivery of Common Stock owned by the Participant for at least six months, or the surrender of shares of Common Stock then issuable upon exercise of the option, in each case having a fair market value on the date of exercise equal to the aggregate exercise price of the exercised option; (iii) by a full recourse promissory note bearing interest at a market rate of interest; (iv), by delivery of other property of any kind which constitutes good and valuable consideration, or (v) any combination of the foregoing. At the discretion of the Administrator, restricted stock awards may be made for a purchase price or in consideration of performance of prior services for the Company or any subsidiary.

Amendment and Termination

The Administrator may terminate the Incentive Plan at any time. The Administrator may also amend the Incentive Plan wholly or in part at any time, however, the stockholder approval is required in order to (i) increase the number of shares of Common Stock subject to the Incentive Plan or the maximum number of shares of common stock which may be awarded to any individual during any calendar year, except for any increase or other change due to stock dividends, split-ups, consolidations, recapitalizations, reorganization or like events; or (ii) amend the Incentive Plan in a manner that requires stockholder approval under applicable law or the listing requirements of the Nasdaq Stock Market. Amendments of the Incentive Plan will not, without the consent of the Participant, affect such person’s rights under an Award previously granted, unless the Award itself otherwise expressly so provides.

No Awards may be granted under the Incentive Plan after February 24, 2014. The Board may terminate the Incentive Plan at any time prior to such date with respect to the shares that are not then subject to Awards. Termination of the Incentive Plan will not affect the rights and obligations of any Participant with respect to Awards granted before termination.

Terms of Awards

The dates on which options or other Awards under the Incentive Plan first become exercisable and on which they expire will be set forth in individual Award notices and agreements setting forth the terms of the Awards. These Agreements generally will provide that options and other Awards expire upon termination of the Participant’s employment, although the Administrator may provide in the agreement or after grant that such options or other Awards continue to be exercisable following a termination, or because of the grantee’s retirement, death, disability or otherwise. Similarly, restricted stock granted under the Incentive Plan which has not vested generally will be subject to repurchase by the Company or forfeiture in the event of the grantee’s termination of employment, although the Administrator may make exceptions, based on the reason for termination or on other factors.

In the event of certain stated events in the Incentive Plan which may affect the Company, such as merger, consolidation, liquidation, dissolution or sale of all or substantially all the assets of the Company, the Administrator, in its sole discretion, may take certain actions with respect to Awards under the Incentive Plan, including acceleration of the exercisability of any options or the vesting in any restrictions on restricted stock, the purchase of outstanding Awards, the substitution, assumption or replacement of any awards, and other similar adjustments to facilitate any such transactions. The Administrator may also provide that all Awards shall cease to be outstanding following such events.

In consideration of the granting of certain Awards, the Participant must agree in the written agreement embodying such Award to remain in the employ of or to continue to be of service to, the Company or a subsidiary. No Award under the Incentive Plan may be assigned or transferred by the Participant, except by will or the laws of intestate succession, or, with the consent of the Administrator, pursuant to a Domestic Relations Order or to certain family member trusts without consideration therefore.

Miscellaneous Provisions

In the event that the outstanding shares of Common Stock of the Company are changed into or exchanged for a different number or kind of shares of capital stock or other securities of the Company by reason of merger, reorganization, consolidation, recapitalization, reclassification, stock split, reverse stock split, stock dividend, combination of shares, or otherwise, the number and kind of shares covered by the Incentive Plan, the maximum number of shares that may be granted during any calendar year, the number and kind of shares covered by, and the exercise or purchase price of, each outstanding option and other Award, and other limitations on shares applicable under the Incentive Plan, shall be proportionately adjusted.

Certain Federal Income Tax Consequences

The federal income tax consequences of the Incentive Plan under current federal income tax law are summarized in the following discussion that deals with the general tax principles applicable to the Incentive Plan, and is intended for general information only. In addition, the tax consequences described below are subject to the limitations of Internal Revenue Code Section 162(m) as discussed in further detail below. Alternative minimum tax and other federal taxes and foreign, state and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality.

Nonqualified Stock Options. For federal income tax purposes, the recipient of NSOs granted under the Incentive Plan will not recognize taxable income upon the grant of the option, nor will the Company then be entitled to any deduction. Generally, upon exercise of NSOs, at the time of transfer of the stock, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the fair market value of the stock at the date of transfer, less the option exercise price.

Incentive Stock Options. An optionee generally will not recognize taxable income upon either the grant or exercise of an ISO. However, the amount by which the fair market value of the stock at the time of transfer exceeds the option exercise price will be an “item of tax adjustment” for the optionee for alternative minimum tax purposes. Generally, upon the sale or other taxable disposition of the stock acquired upon exercise of an ISO, the optionee will recognize income taxable as capital gains in an amount equal to the excess, if any, of the amount realized in such sale or disposition over the option exercise price, provided that the sale or disposition of the stock does not occur within either (a) two years from the date of grant of the ISO or (b) one year after the date of transfer of the stock upon exercise. If the stock is sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the excess of the fair market value of the stock on the date of transfer generally will be taxable as ordinary income; the balance of the amount realized from such sale or disposition, if any, generally will be taxed as capital gain. If the stock is sold or disposed of before the expiration of the one-year and two-year periods and the amount realized is less than the fair market value of the shares at the date of transfer, the optionee’s ordinary income generally is limited to the excess, if any, of the amount realized in such transfer over the option exercise price paid. The Company (or other employer corporation) generally will be entitled to a tax deduction with respect to an ISO only to the extent the optionee has ordinary income upon sale or other disposition of the stock.

An option will only qualify as an ISO to the extent that the aggregate fair market value of the shares with respect to which the option becomes exercisable for the first time in any calendar year is equal to or less than $100,000. For purposes of this rule, the fair market value of shares shall be determined as of the date the option is granted. To the extent an option is exercisable for shares in excess of this $100,000 limitation, the excess shares shall be taxable under the rules for “Nonqualified Stock Options” described above.

Restricted Stock. A Participant to whom restricted stock is issued will not generally recognize taxable income upon issuance or purchase of the restricted stock, and the Company generally will not then be entitled to a deduction, unless an election is made by the Participant with respect to restricted stock under Section 83(b) of the Internal Revenue Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture or are transferable, the Participant generally will recognize ordinary income, and the Company generally will be entitled to a deduction in an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price. If a timely election is made under Section 83(b) with respect to restricted stock, the Participant generally will recognize ordinary income on the date of issuance or purchase of the restricted stock, equal to the excess, if any, of the fair market value of the shares at that date over the purchase price, and the Company will be entitled to a deduction for the same amount.

Restricted Stock Units and Deferred Stock. No taxable income is generally recognized by the Participant upon the award of restricted stock units or deferred stock. When restricted stock units vest, and the Company’s shares are issued to the Participant, the Participant generally will recognize ordinary income, and the Company generally will be entitled to a deduction for the amount equal to the fair market value of the shares at the date of issuance. When deferred stock vests and is issued to the Participant, the Participant generally will realize ordinary income and the Company generally will be entitled to a deduction in an amount equal to the fair market value of the shares at the date of issuance. The Internal Revenue Code does not permit a Section 83(b) election to be made with respect to deferred stock or restricted stock units.

Stock Appreciation Rights. No taxable income is generally recognized by the Participant upon the receipt of an SAR, but upon exercise of the SAR, the fair market value of the stock (or cash in lieu of stock) received generally will be taxable as ordinary income to the Participant in the year of such exercise. The Company generally will be entitled to a compensation deduction for the amount that the Participant recognizes as ordinary income.

Dividend Equivalents. A recipient of a dividend equivalent award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When a dividend equivalent is paid, the Participant will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

Performance Awards. A Participant who has been granted a performance award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When an award is paid, whether in cash or stock, the Participant will recognize ordinary income (in the case of stock, in the amount of the fair market value of the stock) and the Company will be entitled to a corresponding deduction.

Stock Payments. A Participant who receives a stock payment will recognize ordinary income when the stock payment is made equal to the fair market value of the stock, and the Company will have a deduction in the same amount.

Section 162(m). Under Internal Revenue Code Section 162(m), in general, income tax deductions of publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and nonqualified benefits) for certain executive officers exceeds $1 million in any one taxable year. However, under Internal Revenue Code Section 162(m), the deduction limit does not apply to certain “performance-based” compensation established by an independent Compensation Committee which conforms to certain restrictive conditions stated under the Internal Revenue Code and related regulations. The Incentive Plan has been structured with the intent that certain Awards granted under the Incentive Plan may meet the requirements for “performance-based” compensation and Internal Revenue Code Section 162(m). To the extent granted at a fair market value exercise price, options granted under the Incentive Plan are intended to qualify as “performance-based” under Section 162(m) of the Internal Revenue Code. Restricted stock and other Awards granted under the Incentive Plan may qualify as “performance-based” under Internal Revenue Code Section 162(m) if such Awards vest based solely upon the Performance Criteria and the other requirements for qualification as “performance-based” compensation are met.

Required Vote for Approval and Recommendation of the Board of Directors

The affirmative vote of a majority of the Company’s voting stock present or represented and entitled to vote on the proposal at the Annual Meeting is required for approval of the Amendment to the Incentive Plan. Abstentions on this proposal will be counted for purposes of determining the total number of shares that voted on the proposal and thus will have the effect of a vote against the proposal. Broker Non-Votes will not be deemed entitled to vote for purposes of determining whether stockholder approval of this proposal has been obtained and will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT NO. 2 TO THE AMENDED AND RESTATED 2002 INCENTIVE AWARD PLAN.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

The firm of Deloitte & Touche LLP, the Company’s independent accountants for the year ended December 31, 2005, was selected by the Audit Committee to act in the same capacity for the year ending December 31, 2006. Neither the firm nor any of its members has any relationship with the Company or any of its affiliates except in the firm’s capacity as the Company’s auditor.

In the event that the stockholders do not approve the selection of Deloitte & Touche LLP, the appointment of the independent accountants will be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they so desire and respond to appropriate questions from the stockholders.

Required Vote and Board of Directors Recommendation

The affirmative vote of a majority of the Company’s voting stock present or represented and entitled to vote on the proposal is required for ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent accountants for 2006. Abstentions on this proposal will be counted for purposes of determining the total number of shares that voted on the proposal and thus will have the effect of a vote against the proposal. Broker Non-Votes are not expected to occur on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT ACCOUNTANTS.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents fees for professional services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”) for the audit of the Company’s financial statements for the years ended December 31, 2004 and December 31, 2005 and fees for other services rendered during those periods:

Fee Category	2005	2004

Audit Fees (a)	$ 578,944	$ 522,421

Audit-Related Fees (b)	634,268	749,340

Tax Fees (c)	199,243	279,518

All Other Fees (d)	18,088	17,450

Total	$ 1,430,543	$ 1,568,729

(a)          Fees for audit services billed in 2005 and 2004 consisted of: (i) audit of the Company’s annual financial statements; (ii) reviews of the Company’s quarterly financial statements; and (iii) consents and other services related to SEC matters.

(b)          Fees for audit-related services billed in 2005 and 2004 consisted of: (i) audits and due diligence associated with mergers/acquisitions; (ii) financial accounting and reporting consultations; (iii) Sarbanes-Oxley Act, Section 404 advisory services – ($578,075 of the fiscal 2005 Audit Related Fees and $722,322 of the Fiscal 2004 Audit Related Fees relate to the professional services provided for Sarbanes-Oxley compliance); and (iv) employee benefit plan audits.

(c)         Fees for tax services billed in 2005 and 2004 consisted of tax compliance and tax planning and advice. These services include assistance regarding federal, state and international tax compliance, assistance with tax reporting requirements and audit compliance, and mergers and acquisitions tax compliance.

Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings and consisted of: (i) Federal, state and local income tax return assistance; (ii) assistance with tax return filings in certain foreign jurisdictions; (iii) research and assistance with executive compensation and other employment tax reporting issues; (iv) requests for technical advice from taxing authorities; (v) assistance with tax audits and voluntary disclosures with tax authorities; and (vi) preparation of expatriate tax returns.

(d) Fees for all other services billed in 2005 consisted of permitted non-audit services, such as software license for transfer price documentation.

In considering the nature of the services provided by the independent auditor, the Audit Committee determined that all such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Policy on Audit Committee Pre-Approval of Audit and Non-audit Services of Independent Auditor

The services performed by the independent auditor in 2005 were pre-approved in accordance with the pre-approval policy and procedures previously adopted by the Audit Committee. This policy describes the permitted audit, audit-related, tax, and other services (collectively, the “Disclosure Categories”) that the independent auditor may perform up to a $20,000 limit per project. The policy requires that prior to the beginning of each fiscal year, a description of the material services (the “Service List”) expected to be performed by the independent auditor in each of the Disclosure Categories in the following fiscal year be presented to the Audit Committee for approval.

Any requests for audit, audit-related, tax, and other services not contemplated on the Service List or exceeding $20,000 per project must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval. On a quarterly basis, the Audit Committee reviews the status of services and fees incurred year-to-date against the original Service List and the forecast of remaining services and fees for the fiscal year.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table sets forth as of April 19, 2006 the number and percentage of the outstanding shares of the Common Stock of the Company which, according to the information supplied to the Company, are beneficially owned by (i) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the Company’s outstanding Common Stock, (ii) each person who is currently a director of the Company or is a nominee for election as a director of the Company, (iii) each named executive officer in the Summary Compensation Table that appears below, and (iv) all current directors and executive officers of the Company as a group. Except to the extent indicated in the footnotes to the following table, the person or entity listed has sole voting and dispositive power with respect to the shares that are deemed beneficially owned by such person or entity, subject to community property laws, where applicable.

Name and Address	Total Outstanding Common Stock	Outstanding Options(1)	Percentage of Common Stock Beneficially Owned(2)
5% Holders:

FMR Corp. 82 Devonshire Street Boston, MA 02109(3)	6,245,128	-	14.9%

Franklin Resources, Inc. One Franklin Parkway Building 920 San Mateo, CA 94403 (4)	3,183,447	-	7.6%

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202(5)	3,210,350	-	7.6%

Barclays Global Investors, NA 45 Fremont Street San Francisco, CA 94105(6)	2,358,837	-	5.6%

Name and Address	Total Outstanding Common Stock	Outstanding Options (1)	Percentage of Common Stock Beneficially Owned (2)
Kornitzer Capital Management (7) 5420 West 61st Place Shawnee Mission, KS 66205	2,334,476	-	5.6%

Directors:
Lee D. Roberts(8)	42,500(9)	612,565	1.54%
John C. Savage	8,564	77,750	*
Theodore J. Smith (9) (10)	207	41,100	*
Roger S. Siboni	-	26,750	*

Named Executive Officers:
Sam M. Auriemma	21,250(9)	336,773	*
Ron L. Ercanbrack	21,250(9)	42,084	*
Martyn D. Christian	12,292(9)	71,929	*
Philip C. Maynard	16,725(9)	13,625	*
L. Kim Poindexter	11,250(9)	44,500	*
All executive officers and directors as a group (9 persons) (11)		1,267,076	3.1%

* Represents less than 1%

(1)	Represents shares of Common Stock that the holder may acquire upon exercise of currently vested options or options that will become vested within 60 days after April 19, 2006.
(2)	The percentage of shares beneficially owned is based on 42,011,509 shares of Common Stock outstanding as of April 19, 2006.
(3)

This information is based upon a Schedule 13G/A filed with the SEC on February 14, 2006 jointly by FMR Corp., Edward C. Johnson 3d, Fidelity Management & Research Company (“Fidelity”), Fidelity Management Trust Company and Strategic Advisors, Inc., (as a group, the “Fidelity Parties”). Fidelity, a subsidiary of FMR Corp, is the beneficial owner of 5,664,970 shares as a result of acting as an investment adviser to various funds. The funds’ Boards of Trustees determining the voting guidelines for voting these shares. Fidelity Management Trust Company (“Fidelity Management”) and Strategic Advisors, Inc., both wholly-owned subsidiaries of FMR Corp., are the beneficial owners of 579,958 and 200 of the shares, respectively. Edward C. Johnson 3d and FMR Corp, through its control of Fidelity Management, report sole power to vote and dispose of the shares held by Fidelity Management. Members of the Edward C. Johnson 3d family may be deemed to form a controlling group with respect to FMR Corp. by reason of their ownership of approximately 49% of the voting power of FMR Corp. and a shareholders’ voting agreement among them and the other shareholders of the voting stock of FMR Corp.

(4)

This information is based upon a 13G filed with the SEC on February 7, 2006 jointly by Franklin Resources, Inc. (“FRI”), Franklin Advisers, Inc. (“FAI”), Charles B. Johnson and Rupert H. Johnson, Jr. (the “Principal Stockholders”) FRI is a parent holding company of the following investment advisory subsidiaries, which act as an investment adviser to various investment companies: FAI is the beneficial owner of 2,287,180 of the shares (and has sole power to vote and dispose of such shares) and Franklin Templeton Portfolio Advisors, Inc. (“FTPA”) is the beneficial owner of 670,067 of the shares (and has sole power to vote and dispose of such shares) and Franklin Templeton Investments, Corp. is the beneficial owner of 188,100 of the shares (and has sole power to vote and dispose of such shares) and Templeton Asset Management, Ltd. is the beneficial owner of 21,400 of the shares (and has sole power to vote and dispose of such shares). The Principal Stockholders each owns in excess of 10% of the outstanding Common Stock of FRI and are the principal stockholders of FRI, and thus may be deemed to be a beneficial owner of such securities held by persons and entities advised by FRI subsidiaries. FRI, its subsidiaries and the Principal Stockholders expressly disclaim beneficial ownership of such securities.

(5)

This information is based upon a Schedule 13G/A filed on February 14, 2006 with the SEC. The securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. serves as investment adviser, and has sole power to dispose of all of the shares and sole power to vote 427,300 shares. T. Rowe Price Associates, Inc. expressly disclaims beneficial ownership of these securities.

(6)

This information is based upon a 13G dated January 31, 2006 and filed with the SEC jointly by Barclays Global Investors, NA (“Barclays”) and Barclays Global Fund Advisors (“Fund Advisors”) and includes: (a) 1,323,327 shares held by Barclays, as to which Barclays has the sole power to dispose of all such shares and the sole power to vote 1,128,421 shares; and (b) 1,035,510 shares held by Fund Advisors, as to which Fund Advisors has the sole power to dispose all of such shares and the sole power to vote 1,031,416 shares.

(7)

This information is based upon a 13G filed with the SEC on February 2, 2006 by Kornitzer Capital Management, Inc. (“KCM”). KCM is an investment adviser and reports shared voting and dispostive power with respect to all of these shares.

(8)	Mr. Roberts is also a Named Executive Officer.
(9)

Includes 42,500, 21,250, 21,250, 12,292, 11,875, and 11,250 unvested shares of restricted stock granted under the Incentive Plan for Messrs. Roberts, Auriemma, Ercanbrack, Christian, Maynard and Poindexter, respectively.

(10)	The 207 shares are held by the Theodore J. Smith Family Trust, as to which shares Mr. Smith, as co-trustee for this trust, has shared voting and dispositive power.
(11)	See footnotes 9 and 10 regarding shares of unvested restricted stock and shares held by the Theodore J. Smith Family Trust.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file initial reports of ownership and reports of changes in ownership with the SEC and the Nasdaq National Market. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of copies of such forms received with respect to the year 2005 and the written representations received from certain reporting persons that no other reports were required, the Company believes that all directors, executive officers and persons who own more than 10% of the Company’s Common Stock have complied with the reporting requirements of Section 16(a).

EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth, as of March 31, 2006, the executive officers of the Company.

Name	Age	Position
Lee D. Roberts	53

Chairman of the Board of the Company since December 2000 and Chief Executive Officer since April 1998. Mr. Roberts served as the Company’s President from May 1997 to October 2000 and as the Company’s Chief Operating Officer from May 1997 until April 1998. Mr. Roberts has also served as a director of the Company since May 1998. Prior to joining the Company in May 1997, Mr. Roberts was employed by International Business Machines Corporation (“IBM”) for more than 20 years, serving most recently as General Manager and Vice President, Worldwide Marketing and Sales for the Networking Division of IBM. Mr. Roberts also currently serves on the Board of Directors of Noetix Software and Message Gate Inc., both of which are not publicly traded companies

.

Sam M. Auriemma	53

Executive Vice President of the Company since January 2004 and Chief Financial Officer of the Company since September 2000. Mr. Auriemma served as Senior Vice President Finance from September 2000 until January 2004 and as Secretary of the Company from September 2000 to May 2003. Before joining the Company, Mr. Auriemma served as the Executive Vice President and Chief Financial Officer of Wonderware Corporation (acquired by Invensys, PLC), which specializes in providing software solutions for industrial and process automation applications, between April 1996 and September 2000

.

Martyn D. Christian	44

Executive Vice President and Chief Marketing Officer of the Company since February 2004. From January 2003 to February 2004, Mr. Christian served as the Company’s Senior Vice President, Worldwide Field Marketing. From January 2002 to December 2002, Mr. Christian served as the Company’s Senior Vice President Corporate Marketing, and from August 2000 to December 2001, he served as the Company’s Senior Vice President of Worldwide Corporate and Applications Marketing. From November 1998 to August 2000, Mr. Christian served as the Company’s Vice President of Solutions Sales and Marketing and from September 1996 to November 1998 he served as the Company’s Vice President, Marketing Programs. From March 1991 to September 1996, he served in various sales and marketing positions with the Company

Ron L. Ercanbrack	51

President of the Company since October 2000 and Executive Vice President, Worldwide Sales of the Company since January 2004. Mr. Ercanbrack served as Executive Vice President, Worldwide Sales and Marketing of the Company from April 1999 to October 2000. Mr. Ercanbrack served as the Company’s Senior Vice President, Worldwide Sales from October 1997 until April 1999. From June 1997 to October 1997, Mr. Ercanbrack served as the Company’s Senior Vice President, International. Prior to joining the Company in June 1997, Mr. Ercanbrack was employed by IBM for over 19 years, serving most recently as Vice President, Worldwide Sales, Channel and OEM for the Networking Hardware Division of IBM.

Philip C. Maynard	51

Senior Vice President, Chief Legal Officer and Secretary of the Company since August 2004. From March 2004 to August 2004, Mr. Maynard served as Executive Vice President & Chief Legal Officer at SRS Labs, Inc., a leading provider of audio enhancement and integrated circuit solutions. From 2003 to 2004, Mr. Maynard was of counsel with the law firm of Stradling Yocca Carlson & Rauth in Newport Beach, California. From 2000 to 2002, Mr. Maynard served as Vice President & Division General Counsel for Invensys Software Systems, a division of Invensys, PLC a UK-based engineering firm. From 1997 to 2000, Mr. Maynard was General Counsel for Wonderware Corporation, a leading developer of industrial automation software solutions, which was acquired by Invensys.

L. Kim Poindexter	50

Senior Vice President, Development of the Company since January 2005. Mr. Poindexter joined the Company in July 1983 as a founding member of the Company’s engineering team. From July 1983 through December 2004, Mr. Poindexter has held various positions with the Company including, Vice President Software Development from 2000 through 2004, Director–IDM Desktop from 1997 through 2000, Section Manager – Visual WorkFlo, Manager from 1993 through 1997, and Principal Engineer before 1993.

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding the annual and long-term compensation earned or paid for services rendered in all capacities to the Company for the last three completed fiscal years (i.e., years ended December 31, 2003, 2004, 2005) by the Company’s Chief Executive Officer, and each of the other four most highly compensated executive officers of the Company who were serving as executive officers at the end of fiscal year 2005.

Summary Compensation Table

	Annual Compensation (5)			Long Term Compensation Awards
Name and Principal Position	Year	Salary (1)	Bonus	Restricted Stock Awards ($) (2)	Shares Underlying Options	All Other Compensation (3)
Lee D. Roberts Chief Executive Officer, Chairman of the Board and Director	2005 2004 2003	$ 546,000 545,758 525,000	$ 301,938 249,495 256,000	$ - 1,617,600 0	- 80,000 60,000	$ 8,469 8,369 8,144
Ron L. Ercanbrack President and Executive Vice President, Worldwide Sales	2005 2004 2003	$ 390,000 389,827 375,000	$ 215,670 178,211 183,000	$ - 808,800 -	- 40,000 30,000	$ 5,485 4,900 4,281
Sam M. Auriemma Executive Vice President and Chief Financial Officer	2005 2004 2003	$ 286,000 285,873 275,000	$ 135,564 110,582 113,000	$ - 808,800 0	- 40,000 25,000	$ 4,582 4,553 4,487
Martyn D. Christian Executive Vice President, Marketing	2005 2004 2003	$ 260,000 253,077 215,000	$ 123,240 100,529 122,000	$ - 471,725 0	- 100,000 40,000	$ 4,362 4,242 3,971
Philip C. Maynard Senior Vice President, Chief Legal Officer, Secretary (4)	2005 2004	$ 250,000 81,731	$ 98,750 26,890	$ - 370,725	- 50,000	$ 3,884 2,375

(1)

Includes amounts deferred under (a) the Company’s Employee Savings and Investment Plan, a tax-qualified plan under Section 401(k) of the Internal Revenue Code, and (b) the Company’s Deferred Compensation Plan.

(2)

Represents restricted stock awards granted on March 9, 2004, under the Company’s Incentive Plan in the amounts of 30,000, 15,000, 15,000 and 10,000, respectively, to Messrs. Roberts, Ercanbrack, Auriemma and Christian, at a market closing price per share of $26.93, a restricted stock award granted on August 30, 2004 of 15,000 to Mr. Maynard at a market closing price per share of $20.275, restricted stock awards granted on December 15, 2004 (the “December 2004 Awards”) in the amounts of 30,000, 15,000, 15,000, 7,500, and 2,500 respectively, to Messrs. Roberts, Ercanbrack, Auriemma, Christian and Maynard, at a market closing price per share of $26.99. As of December 31, 2005 and based on a per share price of $26.165, (the average of the high and low selling prices of the Company’s Common Stock on December 30, 2005, (the last trading day of the year), Messrs. Roberts, Ercanbrack, Auriemma, Christian and Maynard held 42,500, 21,250, 21,250, 12,292 and 11,875 unvested restricted shares, respectively, with a value, of $1,112,013, $556,006, $556,006, $321,620, and $310,709.

The Company has never paid a dividend, but the restricted stock will be entitled to dividends if and when the Company declares a dividend and the dividend will be subject to the same restrictions as exist with respect to the underlying shares of restricted stock.

(3)

For fiscal year 2005, consists of (a) premiums paid by the Company in the amounts of $8,469, $3,385, $2,482, $2,262, and $1,784 on certain term-life insurance policies maintained for Messrs. Roberts, Ercanbrack, Auriemma, Christian and Maynard, respectively, under which such individuals designate their own beneficiaries, and (b) contributions by the Company of $2,100 on behalf of each of Messrs. Ercanbrack, Auriemma, Christian and Maynard to the Company’s Section 401(k) Plan. During fiscal year 2005, no Company contributions under the Company’s Section 401(k) Plan were made on behalf of Mr. Roberts.

(4)	Philip Maynard joined the company in August 2004.
(5)

Each year the Company hosts a retreat for salespersons who have reached a particular threshold of performance. Messrs. Roberts and Ercanbrack attend the annual retreat known as President’s Club. The value of participation in the President’s Club trip for each of Messrs. Lee and Ercanbrack was $21,043.27 and $22,900.40.

Option Grants in Last Fiscal Year

No option or SAR awards were made to the Named Executive Officers during 2005.

Aggregated Option Exercises in Last Fiscal Year and Year End Option Value

The following table sets forth certain information with respect to the Named Executive Officers concerning their exercise of options during 2005 and the unexercised options held by them at the close of such year. No stock appreciation rights were held or exercised by the Named Executive Officers at any time during 2005.

			Number of Unexercised Options at Fiscal Year End (Number of Shares)			Value of Unexercised In-the-Money Options at Fiscal Year End(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)(2)	Exercisable Unexercisable			Exercisable Unexercisable
Lee D. Roberts	97,075	1,769,605	599,283	/	89,999	$ 2,454,900	/	$ 0
Ron L. Ercanbrack	75,521	761,775	27,804	/	69,999	$ 27,735	/	$ 322,388
Sam M. Auriemma	0	0	321,147	/	53,853	$ 2,297,003	/	$ 144,947
Martyn D. Christian	35,521	379,831	57,241	/	71,874	$ 33,578	/	$ 32,388
Philip C. Maynard	12,000	89,675	7,167		40,833	$ 27,488		$ 196,331

(1)

Calculated on the basis of the average of the high and low selling prices of the Company’s Common Stock on December 30, 2005 ($26.165), the last trading day in 2005, minus the exercise price of the in-the-money option, multiplied by the number of shares subject to the option.

(2)	The excess of the fair market value of the purchased shares on the date of exercise over the exercise price paid for such shares.

Equity Compensation Plans

The following tables summarizes information about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s compensation plans as of December 31, 2005.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)
Equity compensation plans approved by stockholders	6,055,822	$ 21.53	2,575,490 (2)
Equity compensation plans not approved by stockholders	140,000 (1)	$ 20.03	0
Employee stock purchase plans approved by stockholders	N/A	N/A	312,483
Total	6,195,822	$ 21.50	2,887,973

(1)

Represents options outstanding under Non-Qualified Stock Option Agreements with Mr. Auriemma covering 140,000 outstanding options with an exercise price of $20.03 per share granted September 13, 2000. All options were granted as inducement to accept employment with the Company. All options are currently fully vested.

(2)

This amount will increase by 1,500,000 if the stockholders approve the proposed amendment to the Incentive Plan. See Proposal 2 – Approval of an Amendment to the Amended and Restated 2002 Incentive Award Plan.”

Employment Contracts, Termination of Employment and Change-in-Control Agreements

Change-in-Control Severance Program

In 2001, the Compensation Committee of the Board of Directors reviewed, revised and consolidated the Company’s previously approved program concerning severance payments for terminations relating to a change-in-control (the “Change-in-Control Severance Program”) for the Company’s CEO and certain other executive officers. In 2003, the Compensation Committee amended the Change-in-Control Severance Program in order to add tax gross-up rights for Mr. Roberts and to make certain other changes. Under the Change-in-Control Severance Program, each eligible executive officer will be entitled to certain benefits in the event his or her employment with the Company is involuntarily terminated, other than for “Cause” (as defined), or if such executive officer resigns for “Good Reason” (as defined), in either case within 18 months following a “change in control” of the Company (as defined). Mr. Roberts is entitled to receive a cash lump sum payment equal to twelve months of applicable base salary and target bonus (discussed below) plus twelve months of continuation payments of such salary and bonus; Messrs. Ercanbrack and Auriemma are each entitled to receive a cash lump sum payment equal to nine months of the applicable base salary and target bonus plus nine months of continuation payments of such salary and bonus; and all other eligible executive officers are entitled to receive a cash lump sum payment equal to six months of the applicable base salary and target bonus plus six months of continuation payments of such salary and bonus. The cash lump sum and continuation payments to be provided to an eligible executive officer are based upon the monthly equivalent of (A) the annual base salary in effect for such executive officer immediately before the change in control or, if greater, at the time of termination or resignation, plus (B) the annual incentive bonus that such executive officer would have been entitled to receive under the Company’s officer bonus plan for the calendar year in which the termination occurs or, if greater, the calendar year in which the change in control occurs, plus the pro-rata portion of the bonus earned by such executive officer during the calendar year in which the change of control occurs. The continuation payments are to be made at bi-weekly intervals.

Each eligible executive officer is also entitled to a lump sum payment equal to 12, 18 or 24 months, depending upon his or her position, of the then-current monthly Internal Revenue Code 4980B medical premium (“COBRA”) for that officer and his or her eligible dependents, plus, if applicable, the then-current life insurance premium paid by the Company. Mr. Roberts is entitled to receive a cash lump sum equal to 24 months of medical and life insurance premiums; Messrs. Ercanbrack and Auriemma are each entitled to receive a cash lump sum equal to 18 months of medical and life insurance premiums; and all other eligible executive officers are each entitled to receive a cash lump sum equal to 12 months of medical and life insurance premiums. The Company will also provide at its expense, for a period of 12, 18 or 24 months, outplacement services for eligible executive officers. Mr. Roberts is entitled to 24 months of outplacement services; Messrs Ercanbrack and Auriemma are each entitled to 18 months of outplacement services; and all other eligible executive officers are entitled to 12 months of outplacement services. In addition, any shares of Common Stock that are then subject to outstanding options held by an eligible executive officer will automatically vest in full on an accelerated basis.

Mr. Roberts is entitled to an additional payment to cover any excise taxes levied on payments received under the Change-in-Control Severance Program. The amount payable to all executive officers, other than Mr. Roberts, under the Change-in-Control Severance Program is subject to reduction in the event certain excise taxes may be levied on such payments.

CEO Severance Program

In October 2001, the Compensation Committee implemented its previously approved CEO Severance Program originally adopted in 1999, by entering into the CEO Severance Agreement with Mr. Roberts, the Company’s Chief Executive Officer (the “CEO”). Under this Agreement, the CEO would be entitled to receive certain severance payments and option acceleration upon the involuntary termination of the CEO’s employment. The benefits include a cash lump sum severance payment equal to one year of base salary, together with the CEO’s target bonus that would otherwise be earned by the CEO for the year of termination but for the occurrence of the termination (which bonus is limited to 50% of the eligible annual award if the CEO has completed less than six months of service during the bonus year). The CEO would also be provided a lump sum payment equal to one year of COBRA benefits, and one year of Group Universal Life insurance premiums. In addition, a pro-rata portion of all unvested option shares would vest, to, in effect, provide for option vesting on a monthly basis through the date of termination. No benefits are payable under this Agreement in the event of the death or permanent disability of the CEO, or in the event of termination of the CEO’s employment for Cause or in connection with a Change-in-Control.

Related-Party Transactions

On June 5, 2002, the Compensation Committee of the Company’s Board of Directors (the “Board”) approved a loan to Mr. Lee Roberts, Chief Executive Officer, for $1.9 million to enable him to purchase a home in Orange County, California. Mr. Roberts has repaid this loan in full as of December 10, 2004. Mr. Roberts made total payments of $2,020,576 including $120,576 in interest and $1,900,000 in principal.

Employees recognize both ordinary income and payroll withholding tax obligations upon the lapse of restrictions on restricted stock awards. Holders of vested shares of restricted stock may elect to have the Company withhold shares of Common Stock issuable under such award (or allow the return of shares of Common Stock) having a fair market value equal to the sums required to be withheld for payroll tax obligations. Accordingly, during 2005 the CEO and the President surrendered vested shares of Common Stock to the Company as consideration for the Company’s payment of applicable employee withholding taxes in the amount of $120,355 (4,448 shares were surrendered). The Company also offers unsecured interest-bearing promissory notes which are payable within approximately 90 days to non-executive officers and non-directors as consideration for withholding tax obligations. As of December 31, 2005, two non-executive officers had loans in the combined amount of $40,076 for this purpose. Both loans were repaid with interest by March 1, 2006.

Compensation Committee Interlocks and Insider Participation

During fiscal 2005, the Compensation Committee was composed of Messrs. Klaus and Siboni. Mr. Siboni became chairman of the Compensation Committee and Mr. Savage became a member of the Committee following Mr. Klaus’ resignation in December 2005. No member of the Compensation Committee at any time during 2005, or at any other time, was an officer or employee of the Company. No executive officer of the Company served on the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as members of the Company’s Board of Directors or Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Overview. The Compensation Committee of the Board of Directors assists the Board in fulfilling its responsibilities for reviewing and determining the salaries and bonuses for executive officers, including the Chief Executive Officer, and establishing the general compensation policies for such individuals. The Compensation Committee also has the authority to make discretionary option grants, restricted stock and other equity awards to the Company’s executive officers and other employees under the Company’s equity plans. The Compensation Committee has the authority to engage and terminate independent, third party compensation consultants and to obtain advice and assistance from internal and external legal, accounting and other advisors. The Committee reviews the adequacy of its charter generally annually. The Committee’s complete charter is available at the Company’s website at www.filenet.com.

The Compensation Committee consists of two independent, non-employee directors, each of whom meets the independence requirements specified by the Nasdaq Marketplace Rules and qualify as an “outside director” under Section 162(m) of the Internal Revenue Code of 1986 (the “Internal Revenue Code”) and as a “non-employee director” under Rule 16b-3 under the Exchange Act. The Chairperson reports the Committee’s actions and recommendations to the full Board following each Committee meeting. The Committee held six meetings during 2005 and acted by unanimous written consent three times.

General Compensation Philosophy and Policy. The Compensation Committee believes that the compensation programs for the Company’s executive officers should reflect the Company’s performance, the value created for the Company’s stockholders and the long term protection of shareholder value. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contribution to the Company’s success. The Company is engaged in a very competitive industry, and the Company’s success depends upon its ability to attract, motivate and retain qualified executives through the competitive compensation packages it offers to such individuals.

The Compensation Committee’s policy is to provide the Company’s executive officers with compensation opportunities that are based upon the financial performance of the Company and the individual’s contribution to that performance, and which are competitive enough to attract and retain highly skilled individuals. Each executive officer’s compensation package is comprised of three principal elements: (i) base salary that is competitive with the market and reflects individual responsibilities and performance, (ii) annual cash incentive bonus tied predominately to the Company’s achievement of annual financial performance goals, and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company’s stockholders and bolster the retention power of the Company’s executive compensation programs. As an officer’s level of responsibility increases, a greater proportion of his or her total compensation will be dependent upon the Company’s financial performance and stock price appreciation.

The Company has, at such times in the past as it deemed necessary, retained the services of an independent, compensation consulting firm to advise the Compensation Committee as to how the Company’s executive compensation compares to that of companies within and outside of its industry. The Company also subscribes to and participates in compensation surveys of the companies in its industry.

The principal factors that were taken into account in establishing each executive officer’s compensation package for 2005 are described below. However, the Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future years. In assessing executive compensation, the Committee tallies all aspects of executive compensation including target cash compensation (salary and bonus), the value of equity awards, and other benefits including severance and change in control arrangements.

Base Salary. The Compensation Committee’s philosophy is that the base salary of each executive officer, including the Chief Executive Officer, should reflect the salary levels for comparable positions in the industry and in a comparative group of companies, the position’s job scope and responsibilities and the individual’s personal performance. In addition, the Company’s performance and profitability should be a factor in determining the base salaries of executive officers. Base salary is an important component of executives’ compensation, and the Committee structures salaries to be a relatively smaller component of total target cash compensation as responsibility increases.

The Committee generally reviews executive officer salaries after the end of each year. At the commencement of fiscal 2005, the senior management team elected, and the Compensation Committee agreed, that no salary increases for senior management would be made for 2005. At the commencement of fiscal 2006, the Compensation Committee approved a five percent increase in the base salary of the named executive officers, except Mr. Auriemma who received a ten percent increase in his base salary.

Annual Incentives. The target annual incentive bonus for the Company’s Chief Executive Officer and most other executive officers is based on a percentage of base pay. Mr. Roberts’ 2005 target annual incentive bonus was 70% of his year-end base salary and the target annual incentive bonus for the other executive officers ranged from 50% to 65%. These bonus rates represent a 5% uplift from the bonus rates in place for 2004. The target bonus for executive officers is earned based on the Company’s actual financial and other performance in comparison to pre-established targets. The 2005 incentive bonus plan consisted of three fundamental components: (i) achievement of earnings per share targets, (ii) achievement of revenue targets, and (iii) achievement of target scores on a customer loyalty index (“CLI”). The annual incentive bonus for executive officers other than the named executive officers may also be subject to achievement of other financial or performance targets that enable the Committee and the CEO to award a portion of the annual bonus based on such officer’s performance and contribution toward achieving particular financial or performance targets, provided the minimum earnings per share threshold for bonus payment is achieved. For executive officers, attainment of the earnings per share target and the revenue target was weighted more heavily than achievement of target CLI scores. Depending on the Company’s achievement of the earnings per share target, revenue target and target CLI scores each officer could earn between 50% of target bonus if the Company attained the minimum threshold of its earnings per share and revenue targets, 100% of target bonus if the Company attained 100% of its earnings per share and revenue targets, and up to 200% of target bonus if the Company substantially over-achieved its earnings per share and revenue targets. No bonus is paid if the Company fails to achieve the minimum earnings per share target threshold. The actual bonus is calculated on a pro rata basis between the minimum threshold and maximum threshold for the earnings per share and revenue targets. In making the final 2005 bonus determination, the Compensation Committee reviewed the Company’s earnings per share and revenue against the targets, and the Company’s CLI scores against the target CLI scores and paid bonuses according to the pre-established bonus guidelines. The bonus amounts paid to executive officers with respect to 2005 performance constitute attainment of approximately 79% of the target bonus payouts.

Long Term Incentives. The Company’s long-term incentive program consists of two components: stock options and restricted stock. 2004 was the first year the Compensation Committee awarded restricted stock as a component of long-term incentive compensation for executive officers. No restricted stock awards were made in 2005. Each stock option grant and restricted stock award (referred to collectively as “equity participation awards”) is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business.

Generally, equity participation awards are made annually by the Compensation Committee to each of the Company’s executive officers. Equity participation awards are also often granted as an inducement upon initial hiring. The size of the equity participation award to each executive officer, including the Chief Executive Officer, is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual’s current position with the Company, the individual’s personal performance in recent periods, and his or her potential for future responsibility and promotion over the term of the award. The Compensation Committee also takes into account the number and value of unvested equity participation awards held by the executive officer and considers the potential impact that a grant can have on an executive’s retention, motivation and future performance with the desire to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual.

Each stock option grant allows the officer to acquire shares of the Company’s Common Stock at a fixed price per share (the fair market value on the grant date) over a specified period of time (up to ten years). Generally, options become exercisable in installments equal to 25% of the option shares on the first anniversary of grant, and for the balance of the option shares in 36 successive equal monthly installments thereafter. Accordingly, the options will provide a return to the executive officer only if he or she remains employed by the Company during the vesting periods, and then only if the market price of the shares appreciates over the option term.

A restricted stock award allows the officer to acquire shares of the Company’s Common Stock over time without payment of an exercise price. In March 2004 the Committee awarded restricted stock awards that vest five years after the date of grant, subject to earlier vesting in increments if the Company achieves pre-determined financial performance targets for specified fiscal years. In December 2004, the Committee awarded restricted stock awards that vest in four equal, annual, installments beginning on the first anniversary of the award, representing 38% of all of the restricted stock awards made in 2004. Accordingly, the return to the executive officer will decline if the Company is not successful in preserving and protecting shareholder value and the return to the executive officer may be accelerated if the Company is successful in achieving pre-determined financial goals.

Due in part to the introduction of the two types of restricted stock awards that were made in 2004, the Committee did not grant any equity participation awards to executive officers during 2005. The Company did achieve the pre-determined financial performance targets for 2005 for accelerated vesting of a portion of the restricted stock held by the executive officers. The following table sets forth certain information with respect to the executive officers concerning restricted shares held by them during the 2005 fiscal year.

Aggregated Restricted Stock Vested in Last Fiscal Year

Name	Beginning Shares (granted in 2004)	Shares Cancelled	Shares Vested/ Service (1)	Shares Vested/Financial Performance (2)	Value Realized on Shares Vested (3)	Ending Unvested Shares as of December 31, 2005

Lee D. Roberts	60,000	0	7,500	10,000	$ 487,275	42,500
Ron L. Ercanbrack	30,000	0	3,750	5,000	243,638	21,250
Sam M. Auriemma	30,000	0	3,750	5,000	243,638	21,250
Martyn D. Christian	17,500	0	1,875	3,333	145,509	12,292
Philip C. Maynard	17,500	0	625	5,000	159,106	11,875
L. Kim Poindexter	15,000	0	3,750	0	102,431	11,250

(1)	The shares in this column vest based on continued service with the Company.

(2) The shares in this column vested in January 2006 based upon the Company’s achievement of financial performance goals for 2005.

(3)	Represents the fair market value of the vested shares on the date of vesting.

Other Benefits. The Company will reimburse executive officers for supplemental life insurance coverage through the Company’s optional supplemental life plan for coverage up to 2.5 times annual base salary. The Company will also provide reimbursement for a physical examination, up to $1,500, annually for executive officers 50 years and older, and every other year for executive officers under age 50. Effective January 1, 2005 the Company suspended indefinitely its deferred compensation plan. As described above, the executive officers and certain other officers are party to a change in control arrangement. Each year the Company hosts a retreat for salespersons who have reached a particular threshold of performance. Messrs. Roberts and Ercanbrack attend the annual retreat known as President’s Club. The value of participation in the President’s Club retreat for each of Messrs. Lee and Ercanbrack was $21,043.27 and $22,900.40.

Equity Dilution. The Compensation Committee makes an annual recommendation to the Board regarding the equity participation pool for the coming year. In developing the recommendation the Compensation Committee considers Company performance, anticipated hiring, anticipated awards, competitive practices, contingencies for mergers and acquisitions, and impact on dilution and overhang. For 2005, the burn rate (total equity participation awards granted during the year as a percentage of common shares outstanding) was 2.8%, compared to the 2004 burn rate of 5.9%. The three-year average burn rate for 2003 through 2005 was approximately 2.8%. Overhang (total equity participation awards outstanding as a percentage of the sum of common shares outstanding and total equity participation awards outstanding) was 13% as of December 31, 2005, compared to overhang of 14.5% as of December 31, 2004.

CEO Compensation. Mr. Roberts’s base salary for 2005 remained at $546,000, unchanged from 2004. In setting the total compensation package of Mr. Roberts, the Compensation Committee sought to make his compensation competitive when compared with the base salary levels in effect for similarly situated chief executive officers of companies in the comparison group and competitive with the surveyed values. The Compensation Committee also strived to assure that a significant percentage of Mr. Roberts’ total compensation package is tied to Company performance. Accordingly, in lieu of any base salary increase for 2005, the Committee adjusted Mr. Roberts target annual incentive bonus amount from 65% of base salary to 70% of base salary. In 2005, Mr. Roberts participated in the same bonus program as the other executive officers, discussed above, resulting in 79% of the 2005 target bonus being paid.

As mentioned above, neither Mr. Roberts nor other executive officer received any equity incentive awards during 2005.

Committee Actions during 2005 and 2006. During 2005 the Committee engaged an independent executive compensation consulting firm to assist the Committee with (i) structuring an executive equity participation program that would motivate and reward management to achieve both long-term revenue growth and operating income performance goals and bolster the retention power of the Company’s executive compensation programs, and (ii) reviewing and making recommendations regarding non-employee director compensation. Consistent with the findings and recommendations of the independent consulting firm, the Committee approved the granting of performance based restricted stock units to the Company’s officers, and recommended to the Company’s Board of directors a modification to the non-employee director compensation arrangements. Certain of these changes are subject to stockholder approval of the proposed amendment to the Incentive Plan. The proposed amendment is an important part of the Committee’s revised program for motivating and compensating executives and other senior managers for improved Company performance.

2006 Performance Based Restricted Stock Units. In March 2006 the Committee approved awards of restricted stock units with dividend equivalents rights (“Performance RSUs”) to the Company’s executive officers and other key executives. The Performance RSUs represent rights to receive shares of the Company’s Common Stock on a one for one basis for each vested Performance RSU. One third of each award (an “Annual Tranche”) is eligible for vesting based upon achievement of targeted Company financial performance goals in each of 2006, 2007 and 2008. Vesting of Performance RSUs will be earned based upon the Company’s actual performance in comparison to pre-established targeted performance goals. The performance goals for each year consist of achievement of targeted year over year revenue growth and targeted operating income metrics, and are equally weighted. Targeted performance is divided into 4 thresholds. A participating officer could earn vesting of 15% of an Annual Tranche if the minimum threshold targets for each performance goal is achieved, 40% vesting of the Annual Tranche if the second threshold targets are achieved for both performance goals, up to 75% vesting of the Annual Tranche if the third threshold targets are achieved for both performance goals and up to 100% vesting of an Annual Tranche if the maximum targeted threshold for both performance goals for the applicable year are achieved. The threshold level at which both performance goals have been achieved determines the level of Performance RSU vesting. No Performance RSUs in a given Annual Tranche will vest if the minimum threshold targets for both of the performance goals have not been achieved. Vesting will be prorated between the second and third, and the third and fourth thresholds. The Compensation Committee will determine at the end of each fiscal year the extent to which the performance goals for that fiscal year have been obtained and the resulting number of Performance RSUs in the Annual Tranche that will vest based on such performance. The Committee has retained the right to exercise negative discretion with respect to the Performance RSUs that otherwise would vest, by establishing heightened performance target for thresholds 2, 3 and 4 for each of 2007 and 2008 Annual Tranches, or by otherwise reducing the number of Performance RSUs that vest.

All Performance RSUs in each Annual Tranche that do not vest are forfeited and do not carry forward to future years. All Performance RSUs in this program are performance based and conditioned upon the executive’s continued employment through the end of the applicable fiscal year. The shares of Common Stock underlying the vested Performance RSUs will be issued upon or shortly after vesting, or, to the extent elected by the executive, following termination of the executive’s service with the Company. Upon such issuance, the executive will also be entitled to any dividends that were paid with respect to shares of the Company’s Common Stock from the grant date through the stock issuance date, payable only with respect to the actual shares issued to the executive as a result of the vesting of Performance RSUs, and payable in cash or shares of the Company’s Common Stock at the election of the Company. Performance RSUs (including associated dividend equivalent rights) allocated to the Annual Tranches for Company fiscal performance in 2007 and 2008, representing two thirds of the aggregate number of Performance RSUs awarded (or 940,000 Performance RSUs), were awarded subject to stockholder approval of the amendment to the Company’s Amended and Restated 2002 Incentive Award Plan that is being presented to the stockholders for approval at the 2006 Annual Meeting of Stockholders. The Committee intends that the Performance RSUs will constitute substantially all of the long-term, stock-based incentive awards for the participating executives for the 3-year program. A total of 1,410,000 Performance RSUs were granted, including the following grants to our Executive Officers:

Name	2006 Annual Tranche	2007 Annual Tranche	2008 Annual Tranche	Total
Lee Roberts	90,000	90,000	90,000	270,000
Sam Auriemma	55,000	55,000	55,000	165,000
Ron Ercanbrack	55,000	55,000	55,000	165,000
Martin Christian	35,000	35,000	35,000	105,000
Kim Poindexter	35,000	35,000	35,000	105,000
Phil Maynard	10,000	10,000	10,000	30,000

Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any year. The limitation applies only to compensation that is not considered to be performance-based. The Committee endeavors to maximize the deductibility of compensation to the extent practicable, while maintaining a competitive compensation program and the flexibility to design compensation arrangements that will meet the Company’s objectives. The cash compensation paid to the Company’s executive officers for 2005 that did not qualify as “performance based compensation,” did not materially exceed the $1 million limit per officer.

It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company’s performance and the interests of the Company’s stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

Submitted by the Compensation Committee of the Company’s Board of Directors:

John Savage	Roger S. Siboni

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to FileNet Corporation’s audited financial statements for the year ended December 31, 2005, which include the consolidated balance sheets of the Company as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for each of the three years in the period ended December 31, 2005, and the notes thereto.

The purpose of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting, internal controls and audit functions. The Audit Committee Charter describes in further detail the duties of the Audit Committee. The Audit Committee reviews its Charter at least annually. The Audit Committee most recently reviewed and updated its Charter on October 13, 2005, and is available at the Company’s website.

Review with Management. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is also responsible for establishing and maintaining internal controls over financial reporting (as defined in Exchange Act Rule 13a-15(f)) and for evaluating the effectiveness of those internal controls and for evaluating any changes in those controls that will, or is reasonably likely to, affect internal controls over financial reporting. Management is also responsible for establishing and maintaining disclosure controls (as defined in Exchange Act Rule 13a-15(e)) and for evaluating the effectiveness of disclosure controls and procedures. The Audit Committee has reviewed and discussed with management the Company’s audited financial statements, the Company’s internal controls over financial reporting, management’s evaluation of the effectiveness of those internal controls and the Company’s system of disclosure controls.

During 2004 the Company’s management completed the documentation, testing and evaluation of the Company’s system of internal controls over financial reporting as prescribed by section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. During 2005 management continued to improve the Company’s internal controls evaluation process. Management kept the Audit Committee informed of the progress of this evaluation, including periodic updates provided by management and Deloitte & Touche LLP, the Company’s independent auditors, at regularly scheduled meetings of the Audit Committee; and the Audit Committee provided management advice and oversight during the process. The Audit Committee continues to oversee the Company’s efforts relating to the Company’s internal controls over financial reporting.

Review and Discussions with Independent Accountants. Deloitte & Touche LLP is responsible for performing an independent audit of the consolidated financial statement and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles in the United States. Deloitte & Touche LLP is also responsible for expressing an opinion on management’s assessment of the effectiveness of internal controls over financial reporting and also the effectiveness of the Company’s internal controls over financial reporting.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with Deloitte & Touche LLP. The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communications with Audit Committees,” which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements, and the matters required to be discussed by PCAOB Auditing Standard No. 2, “An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements.” Further, the Audit Committee reviewed Deloitte & Touche LLP’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of the consolidated financial statements and financial statement schedules, management’s assessment of the effectiveness of internal controls over financial reporting, and the effectiveness of internal controls over financial reporting.

The Audit Committee has also received written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, as amended “Independence Discussions with Audit Committees,” and has discussed with Deloitte & Touche LLP its independence from the Company.

The Audit Committee met with representatives of Deloitte & Touche LLP in executive session (without the presence of management) on nine occasions during 2005. An executive session meeting with the Company’s auditors is a standing agenda item for each regular meeting of the Audit Committee.

Conclusion. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

Submitted by the Audit Committee of the Company’s Board of Directors:

John C. Savage

Roger S. Siboni

Incorporation by Reference

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate future filings made by the Company under those statutes, neither the preceding Compensation Committee Report, the Audit Committee Report, nor the following Stock Performance Graph will be incorporated by reference into any of those prior filings, nor will any such report be incorporated by reference into any future filings made by the Company under those statutes. In addition, information on the Company’s website, other than our Proxy Statement and form of Proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

Stock Price Performance Graph

The following graph compares the five-year cumulative total stockholder return on the Company’s Common Stock against the cumulative total return of the Nasdaq Stock Market Index and the Nasdaq Computer and Data Processing Services Index for the period from December 31, 2000 to December 31, 2005.

FileNet Company Performance

Comparative 5-Year Cumulative Total Return

Measurement Period (fiscal year covered)		FileNet Corporation Stock	Nasdaq Stock Market Index	Computer and Data Processing Services Index
Measurement Point	12/31/2000	100.00	100.00	100.00
FYE	12/31/2001	74.46	79.35	80.18
FYE	12/31/2002	44.77	54.81	55.30
FYE	12/31/2003	99.38	82.13	72.87
FYE	12/31/2004	94.53	89.32	80.02
FYE	12/31/2005	94.86	91.21	82.74

ASSUMES $100 INVESTED ON DECEMBER 31, 2000

ASSUMES DIVIDENDS REINVESTED

YEAR ENDED DECEMBER 31, 2005

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no other matters that may be presented for consideration at the Annual Meeting. However, if any other matter is presented properly for consideration and action at the Annual Meeting, or any adjournment or postponement thereof, it is intended that the Proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

May 4, 2006

By Order of the Board of Directors,

/s/ Philip C. Maynard

Philip C. Maynard

Secretary

APPENDIX A

AMENDMENT NO. 2 TO THE

AMENDED AND RESTATED 2002 INCENTIVE AWARD PLAN

OF

FILENET CORPORATION

This Amendment No. 2 to the Amended and Restated 2002 Incentive Award Plan of FileNet Corporation (“Amendment”) is adopted by FileNet Corporation, a Delaware corporation (the “Company”), is effective as of March 9, 2006.

RECITALS

The Amended and Restated 2002 Incentive Award Plan of FileNet Corporation (the “Restated Plan”) was approved by the stockholders of the Company on May 7, 2004, and subsequently amended effective as of May 5, 2005.

Section 11.2 of the Restated Plan provides that the Restated Plan may be amended by the Board of Directors to increase the maximum number of securities that may be issued under the Restated Plan, subject to obtaining stockholder approval.

Section 11.2 also provides that the Restated Plan may otherwise be wholly or partially amended at any time from time to time by the Administrator of the Restated Plan, which is the Compensation Committee of the Board of Directors.

The Board of Directors and the Administrator of the Restated Plan have determined that it is in the best interests of the Company and its stockholders to amend the Restated Plan to (i) increase the number of shares of Common Stock available for issuance by an additional 1,500,000 shares, from 6,200,000 to 7,700,000 shares; (ii) increase the number of such shares that may be awarded as Restricted Stock Awards (including restricted stock units), Deferred Stock, Performance Awards and Stock Payments by an additional 1,500,000 shares, from 1,100,000 shares to 2,600,000 shares; (iii) expand the Performance Criteria that may be used in granting an Award intended to be “performance-based” compensation within the meaning of Section 162(m) of the Code; (iv) revise the automatic grant provisions applicable for non-employee directors to provide for the automatic grant of Deferred Stock and Dividend Equivalents instead of the automatic grant of options; and (v) revise the share replenishment provisions so that shares already owned by a Participant tendered to pay the exercise price or associated tax withholding of an Award will not replenish the pool of available shares under the Restated Plan, and the full number of shares granted as Stock Appreciation Rights will count against the available pool when the Stock Appreciation Rights are settled on a net basis.

Capitalized terms used in this Amendment shall have the meanings assigned to them in the Restated Plan.

AMENDMENT

I.             Subject to stockholder approval of this Amendment, Section 1.27 of the Restated Plan is hereby amended to read in its entirety as follows:

1.27         “Performance Criteria” shall mean the following business criteria with respect to the Company, any Subsidiary or any division or operating unit: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, gross or net sales or revenue, net income (either before or after taxes), operating income or earnings, operating margin, cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, return on net assets, return on stockholders’ equity, return on assets, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, cost reductions or savings, funds from operations, customer satisfaction, working capital, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group, each as determined in accordance with generally accepted accounting principles or subject to such adjustments as may be specified by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects. The Administrator, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of performance targets for a performance period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.”

II.            Subject to stockholder approval of this Amendment, Subsection (a) of Section 2.1 of the Restated Plan is hereby amended to read in its entirety as follows:

2.1.	“Shares Subject to Restated Plan.

(a)           The shares of stock subject to Awards shall be Common Stock, initially shares of the Company’s Common Stock. Subject to adjustment as provided in Section 11.3, the aggregate number of such shares which may be issued or transferred under the Restated Plan shall not exceed Seven Million Seven Hundred Thousand (7,700,000) shares, and the aggregate number of shares that may be issued as Restricted Stock, Restricted Stock Units, Deferred Stock, Performance Awards and Stock Payments shall not exceed Two Million Six Hundred Thousand (2,600,000) shares. The shares of Common Stock that may be issued or transferred under the Plan may be either previously authorized but unissued shares or treasury shares, respectively.”

III.    Section 2.2 of the Restated Plan is hereby amended to read in its entirety as follows:

2.2.	“Add-back of Options and Other Awards.

If any Option, or other right to acquire shares of Common Stock under any other Award under the Restated Plan, expires or is canceled without having been fully exercised or vested, or is settled in whole or in part for cash as permitted by the Restated Plan, the number of shares subject to such Option or other Award or right but as to which such Option or other Award or right was not exercised or vested prior to its expiration, cancellation or exercise, or was settled in cash, may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Furthermore, any shares subject to Awards which are adjusted pursuant to Section 11.3 and become exercisable with respect to shares of stock of another corporation shall be considered cancelled and may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. If any shares of Restricted Stock (including restricted stock units) are surrendered by the Holder or repurchased by the Company pursuant to Section 7.4 or 7.5 hereof, such shares may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Stock Appreciation Rights settled in shares of Common Stock shall be counted in full against the number of shares available for award under the Plan, regardless of whether the Stock appreciation right was settled on a net settlement basis. Notwithstanding the provisions of this Section 2.2, no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.”

IV.          Subject to stockholder approval of this Amendment, a new Section 8.10 of the Restated Plan is added to read in its entirety as follows:

8.10	“Automatic Grant of Deferred Stock to Independent Director.

(a)           Commencing on March 9, 2006 and continuing throughout the term of the Plan, (i) each person who is initially elected or appointed to the Board and who is an Independent Director at the time of such initial election or appointment automatically shall be granted 8,000 shares of Deferred Stock plus Dividend Equivalents (subject to adjustment as provided in Section 11.3) on the date of such initial election or appointment (the “Initial Deferred Stock Award”), and (ii) each Independent Director automatically shall be granted 4,000 shares of Deferred Stock plus Dividend Equivalents (subject to adjustment as provided in Section 11.3) on the date of each annual meeting of stockholders at which the Independent Director is re-elected to the Board (the “Annual Deferred Stock Award”); provided such individual has served as an Independent Director for at least six months prior to the date of such annual meeting of stockholders. Members of the Board who are employees of the Company who subsequently retire from the Company and remain on the Board will not receive the Initial Deferred Stock Award, but to the extent that they are otherwise eligible, will be awarded, after retirement from employment with the Company and upon re-election to the Board, the Annual Deferred Stock Award.

(b)           The Initial Deferred Stock Award will vest 25% annually on (i) the anniversary of the grant date of such Award, or (ii) the date of the annual stockholders meeting at which one or more members of the Board are standing for re-election, whichever occurs earlier in the year and provided that such date is at least six months after the grant date for such Award. Any portion of the Initial Deferred Stock Award that is unvested as of the Independent Director’s Termination of Directorship shall be automatically forfeited and cancelled without any consideration to the Independent Director. The Annual Deferred Stock Award will be fully vested upon grant. The shares of Common Stock underlying the vested Initial Deferred Stock Award and the shares of Common Stock underlying the Annual Deferred Stock Award will be issued to the Independent Director on or about 120 days following such Director’s Termination of Directorship. Until such issuance of shares of Common Stock underlying the Initial Deferred Stock Award and the Annual Deferred Stock Award, the Independent Director shall have no rights as a stockholder with respect to such Awards or as to the underlying shares of Common Stock.

V.            Subject to stockholder approval of this Amendment, Sections 4.5 and 5.4 of the Restated Plan are deleted in their entirety.

VI.          Except as set forth herein, the Restated Plan shall remain in full force and effect. All Awards granted prior to the date on which this Amendment is effective shall be governed by the Restated Plan as in effect prior to such effective date of this Amendment.

APPENDIX B

AMENDED AUDIT COMMITTEE CHARTER

FILENET CORPORATION

(Approved and Adopted July 21, 2003)

(amended April 19, 2004 and October 20, 2005)

Purpose

The Audit Committee (the “Committee”) assists the Board of the Company in fulfilling its oversight responsibilities regarding the Company’s accounting and system of internal controls, the quality and integrity of the Company’s financial reports, the independence and performance of the Company’s outside auditor, and compliance by the Company with legal and regulatory requirements. In so doing, the Committee should endeavor to maintain free and open means of communication between and among the members of the Committee, with other members of the Board, the outside auditor and the financial management of the Company.

In the exercise of its oversight responsibilities, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements fairly present the Company’s financial position and results of operation and are in accordance with generally accepted accounting principles and applicable rules and regulations. Instead, such duties remain the responsibility of management and the outside auditor. Nothing contained in this charter is intended to alter or impair the operation of the “business judgment rule” as interpreted by the courts under the Delaware General Corporation Law. Further, nothing contained in this charter is intended to alter or impair the right of the members of the Committee under the Delaware General Corporation Law to rely, in discharging their responsibilities, on the records of the Company and on other information presented to the Committee, the Board or the Company by its officers or employees or by outside experts such at the outside auditor.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

Membership

The Committee shall consist of three independent members of the Board. The members and the Chair shall be appointed by action of the Board and shall serve at the discretion of the Board. Each Committee member shall satisfy the “independence” requirements, and applicable laws and regulations concerning independence such as those of the Securities and Exchange Commission (the “SEC”) and of The NASDAQ Stock Market (“NASDAQ”) set forth below. If a member of the Committee ceases to be independent for reasons outside the member’s reasonable control, then the member may remain on the Committee until the earlier of the Company’s next annual stockholders meeting or one year from the occurrence of the event that caused the member to cease to be independent.

1.	Committee members will have no relationship to the Company that may interfere with the exercise of their independence from management and the company.

2.

Each Committee member must meet all applicable experience or financial knowledge requirements at the time of appointment or during the period of time after his or her appointment to the Committee permitted by applicable laws and regulations.

3.	At least one Committee member must meet the standards for knowledge and experience required to be designated as the financial expert under the SEC’s rules and the rules of the NASDAQ.

If at any time there is a vacancy on the Committee and the remaining members meet all membership requirements, then the Committee may consist of two members until the earlier of the Company’s next annual stockholders meeting or one year from the occurrence of the vacancy.

Committee Organization and Procedures

1.            The Chair (or in his or her absence, a member designated by the Chair) shall preside at all meetings of the Committee.

2.            The Committee shall have the authority to establish its own rules and procedures consistent with the bylaws of the Company for notice and conduct of its meetings, should the Committee, in its discretion, deem it desirable to do so.

3.            The Committee shall meet at least four times in each fiscal year, and more frequently as the Committee in its discretion deems desirable. A quorum of the Committee shall be a majority of the authorized members of the Committee, and a vote of a majority of the Committee members present at a meeting at which there is a quorum shall be the act of the Committee. The Committee may also act by written unanimous consent, and may conduct telephonic meetings in accordance with applicable laws.

4.            The Committee may, in its discretion, include in its meetings members of the Company’s financial management, representatives of the outside auditor, the senior internal audit manager and other financial personnel employed or retained by the Company. The Committee may meet with the outside auditor or the senior internal audit manager in separate executive sessions to discuss any matters that the Committee believes should be addressed privately, without management’s presence. The Committee may likewise meet privately with management, as it deems appropriate.

5.            The Committee may, in its discretion, utilize the services of the Company’s regular corporate legal counsel with respect to legal matters or, at its discretion, retain independent counsel and other advisors, as it determines necessary to carry out its duties. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, and to any advisors employed by the Committee.

Responsibilities

Outside Auditor

1.            The outside auditor shall be directly responsible to the Committee and ultimately accountable to the Committee and the Board in connection with the audit of the Company’s annual financial statements and related services. In this regard, the Committee shall have the sole authority for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The Committee’s appointment of the outside auditor shall remain subject, if applicable, to stockholder approval. The outside auditor shall report directly to the Committee.

2.            The Committee shall pre-approve all auditing services and permissible non-audit services and the fees and terms of the engagement of the outside auditor. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non—audit services, provided that decisions of such subcommittees to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

3.            The Committee shall receive from the outside auditor, at least annually, a written statement delineating all relationships between the outside auditor and the Company, consistent with Independence Standards Board Standard No. 1. The Committee shall actively engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the outside auditor. If the Committee determines that further inquiry is advisable, the Committee shall take any appropriate action in response to the outside auditor’s report to satisfy itself of the auditor’s independence.

4.            The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

5.            The Committee, with the Board, shall evaluate the performance and independence of the independent auditor and, if so determined in the Audit Committee’s sole authority, replace the independent auditor.

Annual Audit

6.             The Committee shall meet with the outside auditor and management of the Company in connection with each annual audit to discuss the scope of the audit, staffing and the procedures to be followed.

7.             The Committee shall meet with the outside auditor and management prior to the public release of the financial results of operations for the year under audit and discuss with the outside auditor any matters within the scope of the pending audit that have not yet been completed.

8.             The Committee shall review1 and discuss the audited financial statements with the management of the Company.

9.             The Committee shall discuss with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61 as then in effect including, among others, (i) the methods used to account for any significant unusual transactions reflected in the audited financial statements; (ii) the effect of significant accounting policies in any controversial or emerging areas for which there is a lack of authoritative guidance or a consensus to be followed by the outside auditor; (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates; and (iv) any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates or the disclosures in the financial statements.

10.          The Committee shall, based on the review and discussions in paragraphs 6 and 7 above, and based on the disclosures received from the outside auditor regarding its independence and discussions with the auditor regarding such independence in paragraph 3 above, recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

_____________________

1 Auditing literature, particularly, Statement of Accounting Standards No. 71, defines the term “review” to include a particular set of required procedures to be undertaken by independent accountants. The members of the Audit Committee are not independent accountants, and the term “review” as used in this Audit Committee charter is not intended to have this meaning. Consistent with footnote 47 of SEC Release No. 34-42266, any use in this Audit Committee Charter of the term “review” should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of interim financial statements.

Quarterly Review

11.           The Committee shall participate in a discussion with the outside auditor and management of the Company’s financial results prior to the public release of quarterly earnings. The Chair may represent the entire Committee for purposes of this discussion.

12.           The Committee shall discuss with management and the outside auditor the results of the outside auditor’s quarterly review and significant financial reporting issues and judgments made in connection with the preparation of the company’s financial statements, including any significant changes in the selection or application of accounting principles, changes in management judgments or accounting estimates, disagreements with management and any issues regarding the adequacy of the Company’s disclosure controls and procedures or controls over financial reporting and other issues arising from the disclosures required by the CEO and CFO certification process or any material written communications between the outside auditor and management Internal Controls.

Internal Controls

13.          The Committee shall discuss with the outside auditor and the senior internal audit manager, at least quarterly, the adequacy and effectiveness of the disclosure controls and procedures and internal control over financial reporting of the Company, any major financial risk exposures and the steps management has taken to monitor and control such exposure and any changes thereto that have or are reasonably likely to materially affect them, and consider any recommendations for improvement of such internal control and reporting procedures.

14.          The Committee shall discuss with the outside auditor and with management any management letter provided by the outside auditor and any other significant matters brought to the attention of the Committee by the outside auditor as a result of its quarterly reviews or annual audit. The Committee should allow management adequate time to consider any such matters raised by the outside auditor.

Internal Audit

15.          The Committee shall discuss at least annually with the outside auditor, CFO and senior internal audit manager the, responsibilities, budget, activities and organizational structure of the Company’s internal audit function and the qualifications of the primary personnel performing such function.

16.          Management shall furnish to the Committee a copy of each audit report prepared by the senior internal audit manager of the Company.

17.          The Committee shall, at its discretion, meet in executive session with the senior internal audit manager to discuss any reports prepared by him or her or any other matters brought to the attention of the Committee by the senior internal auditor manager.

18.	The senior internal audit manager shall be granted unfettered access to the Committee.

Compliance Oversight Responsibilities

19.          The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

20.          The Committee must review and approve all related-party transactions and any waivers of the Code of Conduct for directors or officers of the Company. For purposes of this charter, the term “related party transaction” shall refer to transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404.

21.           The Committee shall obtain and discuss reports from management, the senior internal audit manager and the outside auditor regarding the Company and its subsidiaries conformity with applicable legal requirements and the Company’s Code of Conduct, and advise the Board regarding compliance policies and procedures and the Company’s Code of Conduct and related policies.

22.           The Committee shall discuss with management and the outside auditor any correspondence or inquiries from government agencies or regulators which raise significant issues regarding the Company’s financial statements or accounting and control policies or practices.

23.           The Committee shall discuss with the Company’s general counsel legal matters that may have a significant impact on the financial statements or the Company’s compliance policies.

Other Responsibilities

24.           The Committee shall review and reassess the Committee’s performance and charter at least annually and submit any recommended changes to the Board for its consideration.

25.          The Committee shall provide the report for inclusion in the Company’s Annual Proxy Statement required by Item 306 of Regulation S-K of the Securities and Exchange Commission.

26.           The Committee, through its Chair, shall regularly report to the Board regarding the Committee’s actions and recommendations, if any.

Proxy

FILENET CORPORATION

3565 Harbor Boulevard

Costa Mesa, CA 92626

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Sam Auriemma and Lee Roberts as Proxy holders, or either of them acting alone, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all of the shares of Common Stock of FileNet Corporation (the “Company”), held of record by the undersigned on April 19, 2006 at the 2006 Annual Meeting of Stockholders to be held at 9:00 a.m., Pacific time, on June 15, 2006, at the Company headquarters, 3565 Harbor Boulevard, Costa Mesa, California 92626, and any adjournment thereof (the “Annual Meeting”).

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. A POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING AND ARE THE NAMED STOCKHOLDER OF RECORD.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Dear Stockholder:

Please fill out, sign and return your Proxy card promptly or use our Internet or Telephone voting capabilities described below. Your vote is very important.

Thank you for your cooperation.

FileNet Corporation

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day & days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlines below to vote your proxy.

To Vote using the Telephone (within U.S. and Canada)	To vote using the Internet
- Call tool free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch-tone telephone. There is NO CHARGE to you for the call.	- Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

- Follow the simple instructions provided by the recorded message.	- Enter the information requested on your computer screen and follow the simple instructions.

VALADATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.

If you vote by telephone or the Internet, Please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Tine, on June 15, 2006.

THANK YOU FOR VOTING

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Annual Meeting Proxy Card

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR the election to the Board of ALL the nominees listed below and FOR proposals 2 and 3. In their discretion, the Proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

A. Elections of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

Nominees:

For	Withhold	For	Withhold

01 – Lee D. Roberts	02 – John C. Savage

03 – Roger S. Siboni	04 – Theodore J. Smith

B. Issues

The Board of Directors recommends a vote FOR the following proposals:

For	Against	Abstain

2. To approve the Amendment for the Amended and Restated 2002 Incentive Award Plan

3. To ratify the appointment of Deloitte & Touche LLP as the independent accounts of the Company for its year ending December, 31, 2006.

To transact such other business as may properly come before the meeting.

C. Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.

Please date this Proxy and sign it exactly as your name or names appear. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation, please sign in full corporate name by the president or other authorized officer. If shares are held by a partnership, please sign in full partnership name by an authorized person.

Signature 1 – Please keep signature within the box	Signature 2 – Please keep signature within the box	Date (mm/dd/yyyy)

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